Exhibit 99.1

LEASE AGREEMENT

Between

KDC-CAROLINA INVESTMENTS 3, LP

(Landlord)

and

3D SYSTEMS CORPORATION

(Tenant)

Dated February 8, 2006

NOTICE IS HEREBY GIVEN PURSUANT TO THE UNIFORM ARBITRATION ACT, SECTION 15-48-10, ET. SEQ., CODE OF LAWS OF SOUTH CAROLINA 1976 AS AMENDED THAT THIS LEASE IS SUBJECT TO MANDATORY ARBITRATION.

i

ii

Exhibit D	Tenant Allowances
Exhibit E	Form of Tenant Acknowledgment Letter
Exhibit F	Base Rent Adjustments
Exhibit G	Knowledge Individuals
Exhibit H	Form of Subordination Non-Disturbance and Attornment Agreement
Exhibit I	Form of Estoppel Certificate
Exhibit J	Economic Development Incentives and Governmental Entitlements

iii

NOTICE IS HEREBY GIVEN PURSUANT TO THE UNIFORM ARBITRATION ACT,
SECTION 15-48-10, ET. SEQ., CODE OF LAWS OF SOUTH CAROLINA 1976 AS
AMENDED THAT THIS LEASE IS SUBJECT TO MANDATORY ARBITRATION.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of February 8, 2006 (the “Effective Date”), by and between KDC-CAROLINA INVESTMENTS 3, LP, a Delaware limited partnership (“Landlord”), and 3D SYSTEMS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS:

A.                                   Rock Hill Economic Development Corporation (“RHEDC”) and the City of Rock Hill (the “City”), the County of York (the “County”), and the State of South Carolina (the “State”) collectively have recruited Tenant to relocate its corporate headquarters and its main operations (the “Relocation”) within the incorporate limits of the City by offering to Tenant a number of economic incentives (the “Incentives”, as said Incentives are more particularly described in Section 41 and Exhibit J to this Lease).

B.                                     In reliance upon the promises of the Incentives by RHEDC, the City, the County and the State, and after identifying the Premises described below as suitable for its Relocation objectives, Tenant agreed to make the Relocation after development of the Premises for its purposes.

C.                                     With the consent of RHEDC and the knowledge of the City, the County and State, Tenant has selected the Landlord to develop the Premises and pursuant to the direction of Tenant Landlord has acquired and is the owner of that certain tract or parcel of land (the “Land”) located in the Waterford Business Park in the City of Rock Hill, York County, South Carolina, more particularly described on Exhibit A hereto, upon which for purposes of implementing the Relocation Tenant desires Landlord to design, construct and lease to Tenant a shell building containing approximately 80,028 rentable square feet (the “Building”), the Tenant Improvements (hereinafter defined) and other improvements (the Building, the Tenant Improvements and all other improvements are sometimes referred to collectively as the “Improvements”), in accordance with the terms and subject to the conditions of this Lease (the Land, less any applicable portion(s) thereof as may be sold to Tenant as provided herein,  and the Improvements are collectively referred to herein as the “Premises”).

D.                                    Landlord desires to develop, construct and lease the Premises to Tenant for the purpose of such Relocation in accordance with the terms and subject to the conditions contained in this Lease.

E.                                      Tenant desires to lease the Premises on the terms and conditions hereinafter provided.

AGREEMENTS:

Landlord and Tenant (sometimes referred to jointly as the “parties” or individually as a “party”) agree as follows:

Section 1.                                            Lease of Premises.  Landlord shall design, construct, and hereby leases to Tenant, and hereby leases from Landlord, the Premises.

Section 2.                                            Plans and Specifications.

(a)                                  The Improvements are comprised of two parts:  (i) that part consisting of the construction of the Building containing approximately 80,028 rentable square feet and site improvements, including but not limited to, parking spaces, driveways, sidewalks, landscaping and all other related site and infrastructure work (collectively, the “Project Improvements”); and (ii) that part relating to the interior tenant improvements within the Building (the “Tenant Improvements”).

(b)                                 The preliminary plans and specifications approved by Landlord and Tenant for the Project Improvements are listed on Exhibit B attached hereto (the “Preliminary Project Plans and Specifications”). Upon completion of the preliminary plans and specifications for the Tenant Improvements, Landlord and Tenant will prepare and initial a listing thereof and will attach same as Exhibit C hereto (the “Preliminary Tenant Improvement Plans and Specifications”).  The Preliminary Project Plans and Specifications and the Preliminary Tenant Improvements Plans and Specifications shall be utilized in connection with the preparation of the final plans and specifications for the Project Improvements and the Tenant Improvements.  Landlord and Tenant intend to work collaboratively to develop final plans and specifications for the Project Improvements and Tenant Improvements in accordance with the provisions of this Section 2.  Tenant acknowledges that certain milestones must be met in the plan development process in order for Landlord to achieve Tenant’s desired date for Substantial Completion.  The time frames set forth in this Section are intended to facilitate the parties’ progress towards such date.

(c)                                  Landlord shall cause Merriman Schmitt/Architects, Inc. (the “Project Architect”) to prepare proposed final plans and specifications for the Project Improvements in accordance with the Preliminary Project Plans and Specifications, and submit the proposed final plans and specifications to Tenant for Tenant’s approval.  If Tenant rejects the proposed final plans and specifications for the Project Improvements (in whole or in part), Tenant shall specify in sufficient detail the reason(s) for Tenant’s rejection (or partial rejection, as applicable).  If Tenant responds to such plan set, then such portion thereof not rejected by Tenant shall be deemed to be approved.  In the event Tenant thereafter modifies or objects to any portion of the plan set previously approved by Tenant, any delay caused by such modification or objection shall be deemed to be a Tenant Delay (hereinafter defined).  Following any modification or objection by Tenant, Landlord must revise the proposed final plans and specifications and resubmit such plans for Tenant’s approval as soon as reasonably practicable.  Upon Tenant’s approval, Landlord’s proposed final plans and specifications for the Project Improvements will constitute the “Final Project Plans and Specifications”.  In the event the Final Project Plans and Specifications are not approved by Tenant within ten (10) days after the Effective

Date, each Work Day thereafter until the same are approved shall be deemed to be an Excused Delay (hereinafter defined).

(d)                                 Tenant shall cause proposed final plans and specifications for the Tenant Improvements to be prepared in accordance with the Preliminary Tenant Improvement Plans and Specifications.  Landlord shall have three (3) business days after receipt within which to approve or reject the proposed final plans and specifications.  Landlord’s failure to approve such plans and specifications within such three (3) business days period shall be deemed to be an approval thereof by Landlord.  If Landlord rejects the proposed final plans and specifications for the Tenant Improvements (in whole or in part), Landlord must specify in sufficient detail the reason(s) for Landlord’s rejection (or partial rejection, as applicable).  If Landlord responds to such plan set, then such portion thereof not rejected by Landlord shall be deemed to be approved.  In the event Tenant thereafter modifies or objects to any portion of the plan set previously approved by Landlord, any delay caused by such modification or objection shall be deemed to be a Tenant Delay.  Following any modification or objection by Landlord, Tenant must revise the proposed final plans and specifications and resubmit such plans for Landlord’s approval.  Upon Landlord’s approval, the proposed final plans and specifications for the Tenant Improvements will constitute the “Final Tenant Improvement Plans and Specifications”.  In the event the Final Tenant Improvement Plans and Specifications are not approved by Landlord by February 24, 2006 for any reason other than delays caused by Landlord, each day thereafter until the same are approved shall be deemed to be an Excused Delay (hereinafter defined).  Landlord agrees not to unreasonably withhold its consent to any proposed final plans and specifications for the Tenant Improvements so long as they are consistent with the Preliminary Tenant Improvement Plans and Specifications.

(e)                                  The Final Project Plans and Specifications and the Final Tenant Improvement Plans and Specifications are sometimes collectively referred to in this Lease as the “Final Plans and Specifications.”  Only the signature or initials of an authorized representative of Landlord referenced in Section 3.2(b) and an authorized representative of Tenant referenced in Section 3.2(b) will evidence approval of the Final Plans and Specifications.  Tenant must appoint an employee of Tenant [if not an authorized representative of Tenant referenced in Section 3.2(b)] to review the plans and specifications that Landlord proposes for adoption as the Final Plans and Specifications so as not to delay unreasonably the completion of the Improvements.  Tenant’s review and approval of the Final Plans and Specifications, shop drawings, samples or other construction related items will create no responsibility or liability on Tenant’s part for their completeness (except as to compliance with the Preliminary Project Plans and Specifications and Preliminary Tenant Improvement Plans and Specifications), sufficiency for their intended purpose, or degree of compliance with Legal Requirements (hereinafter defined).

Section 3.                                            Construction of Improvements.

(a)                                  Landlord shall furnish, at Landlord’s sole cost and expense, all of the materials, labor, and equipment necessary for the design and construction of the Improvements in accordance with the Final Plans and Specifications.  Landlord shall construct the Improvements in a good and workmanlike manner, and in accordance with all applicable statutes and building codes, governmental rules, regulations and orders, and the covenants, conditions and restrictions for the Waterford Business Park and other restrictive covenants applicable to the Premises (collectively, “Legal Requirements”).

(b)                                 Landlord appoints Larry Wilson and Wayne Angel as its representatives and Tenant appoints Abraham N. Reichental, Ray R. Saunders and Robert M. Grace, Jr. as its representatives, to act in its behalf in dealings with the other party in matters relating to the construction of the Improvements.  Landlord and Tenant each may replace its representative(s) with other representative(s) at its discretion; and Landlord and Tenant shall advise the other party of such substitution.

(c)                                  Landlord shall construct the Premises in substantial accordance with the Final Plans and Specifications and the Development Budget, including the Tenant Allowances, as specified in Exhibit D attached to this Lease.

(d)                                 Landlord shall commence construction of the Building and other Improvements as soon as practicable after receipt of appropriate permits from applicable governmental authorities.  The commencement of site grading or site excavation will constitute the commencement of construction for purposes of the foregoing requirement.  Landlord shall diligently proceed with the construction of the Building and other Improvements and shall use commercially reasonable efforts to Substantially Complete (as below defined) the Improvements and deliver possession of the Premises to Tenant on before 195 days after the Effective Date (the “Target Commencement Date”).  “Substantial Completion” or “Substantially Complete” means that (i) the Improvements are substantially completed in accordance with the Final Plans and Specifications except for minor details of construction, decoration or mechanical adjustments which do not interfere in any material respect with Tenant’s access to or use or enjoyment of the Improvements and (ii) a temporary or conditional certificate of occupancy or its equivalent permitting fixturing and occupancy of the Premises has been obtained.  Notwithstanding anything in this Lease to the contrary, a certificate of occupancy from the applicable governmental authority and a certificate from Landlord’s architect that the Building and other Improvements have been completed in substantial compliance with the Final Plans and Specifications shall confirm that Substantial Completion of the Building and other Improvements has occurred, absent manifest error.

(e)                                  Landlord and Tenant shall conduct a joint inspection of the Premises within three (3) business days following the date Substantial Completion occurs (the “Substantial Completion Date”) and identify in writing all punch list items

(“Punch List Items”).  Landlord shall complete all Punch List Items within sixty (60) days after the establishment of the list of such Punch List Items or within such longer period of time following the delivery of such punch list as may be reasonably required to accomplish completion of such item(s) if Landlord promptly commences completion of such punch list item(s) and diligently pursues completion thereof, except that if Tenant prevents Landlord from completing any such punch list item(s) within such period of time, Landlord’s time for completing such item(s) shall be extended one (1) day for each day of Tenant Delay (defined below).

(f)                                    Landlord shall use commercially reasonable efforts to make the Building available for entry by Tenant and Tenant’s employees and contractors at least 30 days prior to the Commencement Date (as defined below) for the purpose of installing Tenant’s machinery and equipment.  Tenant shall ensure that its employees and contractors do not interfere with Landlord’s completion of the construction of the Improvements.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any damage or delay caused by Tenant’s early entry.  Entry by Tenant’s employees and contractors for this limited purpose will not constitute Tenant’s acceptance of the Improvements or give rise to any obligation to pay Base Rent.

(g)                                 Except as hereinafter provided, if delays in the commencement or completion of the construction of the Building or other Improvements occur by reason of acts, omissions, failure to timely act or respond, or interference with construction of the Building or the other Improvements on the part of Tenant or those acting for or under the direction of Tenant, including, without limitation, its agents, employees, contractors, consultants, and subcontractors (all such delays being referred to as “Tenant Delays”), or for any other reasons beyond the reasonable control of Landlord (which Tenant Delays and such other delays beyond the reasonable control of Landlord are collectively referred to as “Excused Delays”), the dates established above for the commencement of construction, Substantial Completion and delivery of possession will be postponed by the aggregate Work Day duration of the Excused Delays.  Non-availability or shortages of labor or materials, local strikes, lockouts, and inclement weather will constitute Excused Delays.  Any inclement weather that prevents Landlord’s general contractor from working on a normal “Work Day” (which for all purposes hereof shall mean Monday through Saturday) will constitute an Excused Delay to the extent that the Work Days lost due to inclement weather exceed 3 Work Days per calendar month, on a month by month basis.  Notwithstanding any provision of the foregoing to the contrary, in order for any such Tenant Delay or other delay beyond the reasonable control of Landlord to constitute an Excused Delay, Landlord must notify Tenant in writing of such event(s) (setting forth such event in reasonable detail) as promptly as reasonably practicable but in no event more than 10 business days following the event Landlord deems to be an Excused Delay.  Such notification to Tenant may be by e-mail, in the manner provided in Section 38(j) hereof.

(h)                                 Landlord shall incorporate only new materials and equipment into the construction of the Improvements.  Landlord warrants the Improvements including, without limitation, the foundations, slab, structural frame, roof deck, and exterior walls of the Building against defective design, workmanship, and materials, latent or otherwise, for a period of one year from the date of Substantial Completion (the “Warranty Period”).  Landlord shall repair or replace at its sole cost and expense any defective item of Improvements occasioned by defective design, workmanship, or materials that Tenant discovers during the Warranty Period.  Upon the expiration of the Warranty Period, Landlord shall cause the material and labor warranties for the general contractor, the roof on the Building, the window glazing and the mechanical, including HVAC, electric and plumbing systems to be assigned to Tenant.  In addition, Landlord shall deliver to Tenant all other continuing assignable guaranties and warranties received by Landlord in connection with the construction of the Improvements and shall perform (or cause the performance of) for the benefit of Tenant but at Tenant’s expense any continuing, non-assignable guaranties and warranties.  Notwithstanding the foregoing, Landlord has no obligation to assign any warranty or guaranty to Tenant if Landlord is obligated to maintain an item covered by the warranty or guaranty pursuant to Section 9 of this Lease.  From and after the expiration of the Warranty Period, Landlord shall cooperate with Tenant in Tenant’s enforcement, at Tenant’s sole cost and expense, of any express warranties or guaranties of workmanship or materials for the Improvements given by subcontractors, architects, draftsmen, or materialmen that guarantee or warrant against defective design, workmanship, or materials for a period of time in excess of the Warranty Period.  The obligations Landlord undertakes under the terms of this subsection are in addition to the maintenance and repair obligations that Landlord undertakes under other terms of this Lease.

(i)                                     Landlord shall complete construction and equipping of the Improvements free of mechanic’s liens or other liens, and shall defend, indemnify and hold Tenant harmless from and against all claims, actions, losses, costs, damages, expenses, liabilities and obligations, including, without limitation, reasonable legal fees, resulting from (A) the assertion or filing of any claim for amounts alleged to be due to the claimant for labor, services, materials, supplies, machinery, fixtures or equipment furnished in connection with the construction of the Improvements, (B) the foreclosure of any mechanic’s or materialmen’s lien that allegedly secures the amounts allegedly owed to the claimant, or (C) any other legal proceedings initiated in connection with that claim.

(j)                                     Landlord shall afford Tenant reasonable access to the Improvements during construction for the purposes of inspecting the Improvements.

(k)                                  Following Substantial Completion, the Project Architect shall measure the rentable area of the Building (the “Building Square Footage”), which measurement shall be final and binding upon the parties.  Landlord shall provide Tenant with as-built drawings of the Building and other Improvements within 90 days after the date of Substantial Completion as well as all instructions and operator’s manuals pertaining to any equipment installed by Landlord within the Building within 10 business days after the date of Substantial Completion.

(l)                                     Landlord reserves the right to grant easements and other development related encumbrances covering the Land as reasonably determined necessary or desirable by Landlord with Tenant’s consent (not to be unreasonably withheld or delayed) in connection with the development of the Improvements and any Expansion (as defined in Section 13) requested by Tenant.  Landlord also reserves the right to place non-monetary encumbrances on the portion of the Land owned by Landlord at other times; provided, however, in no event shall Landlord, without the prior consent of Tenant, place any encumbrance on the Land that would unreasonably affect or otherwise impact Tenant’s use of the Premises or the development of the Expansion Land

(m)                               Throughout the period between the date on which Landlord commences construction of the Improvements and the date of Substantial Completion, Landlord shall maintain in force with respect to the Improvements a policy of multiple peril (all-risk) builder’s risk insurance on a completed value basis in an amount equal to the full replacement cost of the Improvements.  That policy must name Tenant as an additional insured, as its interests may appear, and must provide that coverage will continue for Tenant’s benefit notwithstanding any act or omission on Landlord’s part.  The certificate of insurance evidencing that policy must provide that no cancellation, surrender or material change will become effective unless Tenant receives written notice at least 10 days in advance of the time at which that cancellation, surrender or material change becomes effective.  All insurance required to be maintained by Landlord pursuant to this Section 3(l) must be maintained with insurers authorized to do business in the State of South Carolina and having a Best’s Key Rating of at least A-IX.  Upon request, Landlord shall provide to Tenant such certificates as may be reasonably required to establish that the insurance coverage required by this Section is in effect from time to time and that the insurer(s) have agreed to give the other party at least 30 days notice prior to any cancellation of, or material modification to, the required coverage.

Section 4.                                            Initial Term.

(a)                                  The term of this Lease (the “Initial Term”) is the period that commences on the later of (i) August 1, 2006, or (ii) the date of Substantial Completion and tender of possession of the Improvements to Tenant (the later of such dates hereinafter referred to as the “Commencement Date”) and that expires at 11:59 p.m. (Rock Hill, South Carolina local time) on the day prior to the 15th anniversary of the Commencement Date, except that if the Commencement Date is other than the first day of a calendar month, the Initial Term shall expire at 11:59 p.m. (Rock Hill, South Carolina local time) on the 15th anniversary of the last day of the calendar month in which the Commencement Date occurs (the date of expiration being hereinafter referred to as the “Expiration Date”).  As used herein, the first “Lease Year” shall be the full 12 calendar month period beginning on the

Commencement Date and shall include in addition any partial calendar month if the Commencement Date is not the first day of a calendar month and ending on the first anniversary of the last day of the calendar month in which the Commencement Date occurs.  Each successive Lease Year shall be the 12 calendar month period commencing on the first day of the month following such month-end and ending on the next 12-month anniversary of such month-end.

(b)                                 Tenant has the right to renew the term of this Lease, as set forth in Section 6 below, and the Initial Term and any Renewal Term with respect to which Tenant exercises that option in accordance with Section 6 are collectively called the “Term” in this Lease.

(c)                                  Within 60 days after the Substantial Completion Date, the parties will execute an “Acknowledgment Letter” in substantially in the form of Exhibit E. The Acknowledgment Letter shall take into account the adjustments to Base Rent required by Exhibit F, including but not limited to adjustments due to Incentives received by Landlord.  To the extent that Landlord receives any of the Incentives after the Acknowledgement Letter has been executed, the parties will thereafter enter into a new Acknowledgment Letter either adjusting the Base Rent for such subsequently received Incentives or, if agreed by the parties acting reasonably, providing a credit against Base Rent first becoming due or a net cash payment to the party to whom funds are due, as provided in Exhibit F.

Section 5.                                            Base Rent and Additional Rent.

(a)                                  Subject to adjustment as provided in Exhibit F, Tenant shall pay to Landlord base annual rent (“Base Rent”) for the Premises in monthly installments in advance beginning 3 months following the Commencement Date (the “Rent Commencement Date”), as follows:

Lease Period	Monthly Base Rent
Months 1-3	No Base Rent
Months 4-60	$58,887.27
Months 61-120	$62,421.84
Months 121-180	$66,156.48

The foregoing Base Rent amounts have been calculated based upon the Total Project Cost set forth in the Development Budget, before deducting anticipated Incentives (other than the Drainage Easement Payment described on Exhibit D) and Base Rent Adjustments as required by Exhibit F.

Notwithstanding the foregoing, if for any reason other than an Excused Delay or Event of Default by Tenant, (i) the Premises are not Substantially Completed by the 20th day following the Target Commencement Date, or (ii) Tenant is not allowed entry into the Building at least 30 days prior to the Commencement Date for purposes of installing Tenant’s machinery and equipment, then Tenant shall be entitled to a credit against Base Rent amounts first becoming due hereunder in an amount equal to 2 days’ Monthly Base Rent for (x) each calendar day beyond the Target Commencement Date that Substantial Completion is delayed, and (y) each day less than 30 days prior to the Commencement Date that Tenant is given access to the Premises for the purpose of installing its machinery and equipment.

(b)                                 If the Rent Commencement Date occurs on a day other than the first day of a calendar month, then the Base Rent for the month in which the Rent Commencement Date occurs will be equal to the monthly installment amount specified above multiplied by a fraction, the numerator of which is the number of days in the period starting on the Rent Commencement Date and ending on the last day of that month, and the denominator of which is the total number of days in that month.  Subsequent installments of Base Rent following the Rent Commencement Date are payable by Tenant in advance on the first day of each calendar month during the Term.

(c)                                  If a termination of this Lease occurs prior to the Expiration Date for reasons other than Tenant’s default (including but not limited to a termination by Tenant pursuant to Section 19 hereof) and if the effective date of termination is other than the last day of a calendar month, the parties will prorate the Base Rent payable with respect to the calendar month in which the effective date of termination occurs based on the number of days in that month, and Landlord shall promptly refund to Tenant, without demand, setoff or deduction, any previously paid Base Rent attributable to any period of time following the termination date.

(d)                                 From and after the Commencement Date, Tenant shall promptly pay when due to the applicable taxing authority any fee-in-lieu of taxes and all taxes, assessments (including any added or special assessments), water and sewer rents, rates and charges, transit taxes, charges for public utilities, excises, levies, vault and all other licenses and permit fees and other governmental charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (including without limitation all penalties and interest thereon by reason of Tenant’s failure to pay Impositions as herein provided unless Landlord has not directed the taxing authority to deliver tax statements directly to Tenant such that the failure to timely pay any such Imposition results solely from the failure by Landlord to deliver the statement regarding any such Imposition(s) to Tenant at least 15 business days prior to same becoming due and payable, in which event Landlord shall be responsible for any such penalties and interest) which at any time prior to or during the Term may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of or become a lien on (i) the Premises or any part thereof or any appurtenance thereto, (ii) any Rent reserved or payable hereunder or any other sums payable by Tenant hereunder, (iii) this Lease or the leasehold estate hereby created or the operation, possession, occupancy or use of the Premises, (iv) any document to which Tenant is a party creating or transferring an interest or estate in the Premises (all of which are hereinafter called “Impositions”).

(e)                                  Landlord shall file a request with all taxing authorities that issue tax bills or tax statements for Impositions on the Premises to deliver the tax bills or tax statements directly to Tenant.  Promptly following request from the Landlord, Tenant shall promptly deliver to Landlord copies of all tax bills and tax statements Tenant receives directly from the taxing authorities. Tenant shall pay all such tax bills or tax statements prior to delinquency.  At least 15 business days prior to the date each such tax bill or tax statement would become delinquent, Tenant, upon request by Landlord, shall deliver to Landlord a copy of a paid receipt that the taxing authority issues or a Certificate of No Tax Due issued by a reputable title insurance company, at Tenant’s expense, demonstrating the payment of that Imposition.  If Tenant does not timely provide proof of the payment of any Imposition as required in the prior sentence within 5 business days following request therefor by Landlord, Landlord may pay the Imposition and bill Tenant therefor.  Except as otherwise set forth in Section 5(d) above, Tenant will be responsible for any interest or penalties that accrue with respect to all Impositions not timely paid by Tenant under this Section 5(e).

(f)                                    The foregoing will not require Tenant to pay any municipal, state or federal income, net profit, excess profits or similar taxes assessed against Landlord or any of its partners, members or holders of its equity securities, or any municipal, state or federal capital levy, estate, succession, inheritance, transfer or similar taxes of Landlord or any of its partners, members or holders of its equity securities, or corporation or other franchise taxes imposed upon the owner of the fee of the Premises.  Moreover, with respect to Impositions that may lawfully be paid in installments over a period of years, with or without interest, the foregoing will not require Tenant to pay any portion of those installments or interest that become due to the taxing authority after the Expiration Date, as extended.  With respect to the Impositions levied in respect of any period of time within which either the Commencement Date or the Expiration Date occurs, Tenant shall only be obligated to pay a proportionate part of those Impositions, which part will bear the same ratio to the total amount of those Impositions as the number of days in the period between the Commencement Date and the end of that period of time or in the period between the beginning of that period of time and the Expiration Date, whichever is applicable, bears to the total number of days in that period of time.

(g)                                 Notwithstanding anything in this Section 5 to the contrary, Tenant may contest in good faith and at its expense the amount or validity of any Imposition that it is obligated to pay in accordance with the foregoing and is entitled to any refund paid as a result of that contest.  Landlord shall join in any contest undertaken by Tenant in accordance with the foregoing at Tenant’s expense if the provisions of any law, rule or regulation at the time in effect require that the proceedings be brought by or in the name of Landlord.  Notwithstanding anything in this Lease to the contrary, during any tax contest, Tenant agrees to comply with any jurisdictional requirements relating to payment before contest necessary to prevent a tax foreclosure.

(h)                                 For purposes of this Lease, (i) Base Rent and (ii) any other amounts due from Tenant to Landlord (herein sometimes referred to as “Additional Rent”) are herein collectively referred to as the “Rent.”  All Rent is payable without notice, demand, abatement, deduction, or setoff at the address specified in Section 36(j) or at such other address as Landlord may from time to time designate. Subject to any contrary instructions to which Tenant shall be subject pursuant to this Lease or any Exhibit hereto, at Landlord’s request Tenant shall pay Rent to an account designated by Landlord.  Following Commencement Date, Tenant’s obligation to pay Base Rent and other amounts under this Lease is independent of the performance by Landlord of its obligations under this Lease; provided, nothing in this sentence affects Tenant’s rights to set off under Section 26.

Section 6.                                            Renewal of the Term.

(a)                                  Except as otherwise provided in Section 13, Tenant may renew the Term for two successive renewal terms (“Renewal Terms”) of 60 months each from and after the Expiration Date as extended pursuant to Section 13(c) hereof so long as this Lease is in full force and effect and Tenant is not in default beyond all applicable grace, notice and cure periods in respect of the performance of any obligation it undertakes under the terms of this Lease both at the time that Tenant exercises each renewal option and at the time the Renewal Terms commence.  Tenant will exercise each renewal option, if at all, by delivering written notice (the “Option Notice”) to Landlord not less than 12 months prior to the Expiration Date.  The provisions of this Lease will govern the relationship between the parties during each Renewal Term, except that the Base Rent for each Renewal Term will be determined as provided below.

(b)                                 The annual Base Rent payable during each Renewal Term will be equal to the product of the Fair Market Rent (as defined below and as determined in accordance with the procedures described in this Section 6(b)) as of the date Tenant exercises its option to renew the Term for the ensuing Renewal Term times the Building Square Footage (or, if Tenant has exercised an Expansion Option under Section 13, multiplied by the sum of the Building Square Footage plus the number of rentable square feet then existing in the Expansion(s)).  Initially Landlord will determine the Fair Market Rent by using its good faith judgment.  Landlord will use due diligence and commercially reasonable efforts to provide written notice of its determination in that regard within 15 days after the date Tenant sends the Option Notice, but in no event later than 30 days after that date.  Tenant will have a period (the “Tenant Review Period”) of 30 days following the date of its receipt of Landlord’s notice of the rent it proposes as the Fair Market Rent within which to accept Landlord’s proposal or to provide Landlord with Tenant’s objections to Landlord’s proposal.  If Tenant objects to Landlord’s initial proposal or fails to affirmatively accept that proposal in writing, the parties will use due diligence and commercially reasonable efforts to reach agreement with respect to the Fair Market Rent, but, if the parties fail to agree within 15 days after the expiration of the Tenant Review Period, determination of the Fair Market Rent will be made in accordance with the terms of

Subsections 6(b)(i) through 6(b)(v) below.  If Landlord fails to provide Tenant written notice of its initial proposal with respect to the Fair Market Rent within the 30-day period set forth above, Tenant may commence negotiations by providing the initial notice, in which event Landlord will have a period (the “Landlord Review Period”) of 30 days following the date of its receipt of Tenant’s notice of the rent it proposes as the Fair Market Rent within which to accept Tenant’s proposal or to provide Tenant Landlord’s objections to Tenant’s proposal.  If Landlord objects to Tenant’s initial proposal or fails to affirmatively accept that proposal in writing, the parties will use duly diligent and commercially reasonable efforts to reach agreement with respect to the Fair Market Rent, but, if the parties fail to agree within 15 days after the expiration of the Landlord Review Period, determination of the Fair Market Rent will be made in accordance with the terms of Subsections 6(b)(i) through 6(b)(v) below.  If determination of the Fair Market Rent in accordance with the following procedures becomes necessary, each party will place in a separate sealed envelope its final proposal as to the Fair Market Rent that will apply during the ensuing Renewal Term.

(i)                                     The parties will meet within five business days after the expiration of the Tenant Review Period or the Landlord Review Period, whichever is applicable, exchange the sealed envelopes and open those envelopes in the presence of each other.  If the parties do not agree upon the Fair Market Rent within 30 days following the date on which the exchange and opening of the envelopes occur, Tenant may rescind its exercise of the option to renew the Term by the delivery of written notice to Landlord prior to the expiration of that 30-day period.  If the parties do not agree upon the Fair Market Rent within that 30-day period and if Tenant fails to rescind its exercise of the option to renew the Term in accordance with the foregoing terms of this subsection (i), then the parties will jointly appoint a single arbitrator within the period that expires 40 days following the date on which the exchange and opening of the envelopes occur.  The arbitrator must be a real estate broker who, as his or her primary livelihood, has been active in the leasing of commercial properties in the Greater Charlotte, North Carolina area (including the Rock Hill, South Carolina area), during the 10-year period preceding the date of his or her appointment.  Neither Tenant nor Landlord may select as an arbitrator any broker or firm to whom it has paid commissions or fees in the three year period prior to the proposed engagement.  Prior to the arbitrator’s appointment, neither party will reveal to prospective arbitrators under consideration by the parties its opinion or the opinion of the other party regarding the Fair Market Rent.  The sole issue submitted to the arbitrator for determination will be which party’s final proposal regarding the Fair Market Rent is closest to the actual Fair Market Rent, as independently determined by the arbitrator.

(ii)                                  Within 30 days after the date of his or her appointment, the arbitrator will give the parties written notice of its determination as to which of the parties’ final proposals regarding the Fair Market Rent will apply during the ensuing Renewal Term.

(iii)                               The decision of the arbitrator is final and binding on the parties.

(iv)                              If the parties fail to agree upon the appointment of an arbitrator within the time specified above, that appointment will be made by the Charlotte, North Carolina, Office of the American Arbitration Association.

(v)                                 The party whose proposal for Fair Market Rent is not selected shall bear the entire cost of the arbitrator.

(c)                                  Fair Market Rent means the annual rental rate per square foot for renewing tenants for comparable buildings located in the Rock Hill, South Carolina area and that are comparable in size, design, and quality to the Building in comparable transactions involving a tenant whose creditworthiness is comparable to that of Tenant and whose other obligations under the lease would be comparable to those undertaken by Tenant in this Lease.  In any evaluation of comparable transactions, the arbitrator will consider the annual rental rates per square foot, the use to which the tenant puts the leased premises, the extent of the tenant’s liability for the performance of the covenants set forth in the lease, abatement provisions reflecting free rent or no rent during the period of construction or subsequent to the commencement date as to the building in question, brokerage commissions, if any, that would be payable by the landlord, length of the lease term, size and location of premises being leased, building standard work letter or tenant improvement allowances, if any, and other generally applicable conditions of tenancy for those comparable transactions.  The intent is that Tenant will obtain the same rent and other economic benefits that a landlord would otherwise give in a comparable transaction and that Landlord will make and receive the same economic payments and concessions that other landlords would otherwise make and receive in comparable transactions.

Section 7.                                            Use.

Tenant may use the Premises for any lawful use, except that Tenant shall not use or occupy the Premises, or any part thereof, nor permit or allow the Premises or any part thereof to be used or occupied, for (i) any purpose or in any manner which is in violation of the provisions set forth in Section 21, or (ii) in any manner which will violate any certificate of occupancy for the Premises or makes void or voidable any insurance then in force with respect thereto as is required pursuant to this Lease.  It is intended that Tenant will initially use the Premises for general offices, research and development, light manufacturing, telecommunications, computer and data support functions, or other purposes consistent with the character of the Building and for lawful purposes related to Tenant’s business and in compliance with all Legal Requirements (“Intended Use”).

Section 8.                                            Alterations.

(a)                                  During the Term, Tenant shall not make any alterations, additions or improvements to the Premises (“Alterations”) without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld;

provided, however, that Landlord’s prior written consent shall not be required for any Alterations: (i) that cost less than $100,000, including labor and materials, in the aggregate in any 12 month period; (ii) that are not structural exterior additions or alterations to the Premises; (iii) that are not reasonably likely to reduce the value of the Premises; (iv) that will not adversely affect the structural elements or roof of the Building; and (vi) that will not adversely affect the proper functioning of the Building’s systems on a permanent basis.  In seeking approval from Landlord of any Alterations, Tenant shall provide Landlord with full and complete drawings and plans for the proposed Alterations prepared by a licensed architect or engineer.  Tenant shall not have the right to seek any zoning changes or variances in connection with any Alterations, and Tenant shall procure all necessary governmental permits and approvals prior to commencing construction of any Alteration.

(b)                                 All Alterations shall be constructed by Tenant, without expense to Landlord, in a in a good and workmanlike manner, and in accordance with all applicable statutes and building codes, governmental rules, regulations and orders, and the covenants, conditions and restrictions for the Waterford Business Park and other restrictive covenants applicable to the Premises.  Promptly upon the completion of construction of any Alteration that is permanently affixed to the Premises, Tenant shall deliver to Landlord one complete set of “as built” drawings thereof (and if the Alterations involve any change to the footprint of the Building or the erection of a new building, an ALTA survey certified to Landlord and any mortgagee of the Premises), proof of payment for all labor and materials, and if and to the extent commercially obtainable, copies of warranties, if any, from all major contractors in favor of Landlord and Tenant (jointly and separately) against defects and deficiencies in materials and workmanship, and requiring the correction of the same upon demand of Landlord and Tenant at the expense of such contractor.

(c)                                  All Alterations, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Tenant (other than furnishings, removable partitions, trade fixtures, equipment and other movable personal property installed by Tenant) shall be Landlord’s property upon the expiration or earlier termination of the Term, and will remain with the Premises without compensation to Tenant.  Tenant’s trade fixtures, removable partitions, furnishings, equipment and other movable personal property in the Premises will remain Tenant’s property for all purposes and Tenant may remove them at its option and expense at any time on or before the Expiration Date.  Upon the expiration of the Term or any earlier termination of this Lease, Tenant shall surrender the Premises in good condition and repair, except for ordinary wear and tear, casualty damage, and damage that Landlord has the obligation to repair under the terms of this Lease.  The foregoing covenant does not obligate Tenant to remove Alterations or other leasehold improvements made with respect to the Premises.  All Tenant Improvements and other property of Tenant not timely removed from the Premises shall become part of the Premises and will remain with the Premises upon the expiration of the Term or any earlier termination of this Lease.

(d)                                 Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic’s and other liens filed arising out of any work performed, materials furnished or obligations incurred in connection with any Alterations.  If Tenant does not procure the satisfaction or discharge of all liens for which Tenant is responsible hereunder as and when required by this Lease by bonding, payment or otherwise, Landlord may, upon 30 days’ prior written notice to Tenant, pay the amount of any lien or discharge the same by deposit or, alternatively, by bond or in any manner according to law, and the amount so paid by Landlord, together with reasonable expenses incurred by Landlord, including all reasonable legal fees and such expenses shall be payable by Tenant as Additional Rent hereunder within 30 days after demand.

Section 9.                                            Maintenance of Premises.

(a)                                  During the Term, Landlord shall maintain only the following in good condition and repair at its expense:  the structure of the Building, including, without limitation the roof, roof membrane, foundation, floor slab, and load-bearing and exterior walls (the “Structural Components”).  If, in order for a Structural Component of the Building to remain in good condition, replacement of that component becomes necessary, Landlord’s obligation with respect to that Structural Component includes the obligation to replace it.

(b)                                 Landlord shall accomplish all maintenance for which it is responsible as soon as practicable following receipt of notice from Tenant.  If a hazardous or emergency situation exists, however, Landlord shall have the maintenance performed as soon as possible.

(c)                                  Except as otherwise provided in this Lease, Tenant shall during the Term maintain in good condition and repair (ordinary wear and tear excepted) at all times at its expense the Premises and the systems serving the Premises.  Moreover, during the entire Term, Tenant must keep the parking areas and all detention pond facilities clean and in good condition and repair, water the landscape plantings situated on the Land at suitable intervals, and either maintain in force service contracts providing for the routine repair and maintenance of the HVAC and other Building systems serving the Premises (each, a “Maintenance Contract”) or provide reasonable evidence to Landlord from time to time upon its request that the HVAC and other Building Systems are being maintained in accordance with the manufacturers’ specifications under a regular maintenance program by a qualified maintenance technician.  Promptly after receipt thereof, Tenant shall furnish to Landlord a copy of each Maintenance Contract (and each renewal thereof) and, upon request by Landlord, a copy of each service report received by Tenant under any Maintenance Contract.  Tenant’s obligations include necessary replacements of the landscaping, as well as repairs and replacements regarding parking areas, driveways, sidewalks, detention pond facilities, stairs, elevators, loading dock, dock door, and leveler, and related facilities, and the HVAC and other systems serving the Premises and all Tenant Improvements.

(i)                                     With respect to any proposed replacement of any portion of the heating, ventilating and air conditioning system in the Premises (the “HVAC Replacement”) during the last 18 months of the Initial Term or any Renewal Term of this Lease:

(1)                                  Tenant must give Landlord written notice of the need for the HVAC Replacement at least 30 days prior to commencing the HVAC Replacement, which notice must include:

a.                                       a detailed estimate from the service provider under the Maintenance Contract for the HVAC system, or if none, from a qualified service technician, of the cost to repair the HVAC system (or the applicable part thereof) without replacing it; and

b.                                      bids for the cost of the HVAC Replacement from at least three (3) reputable HVAC providers approved by Landlord; and

(2)                                  Landlord must give its prior written consent to the HVAC Replacement and the HVAC provider who will install the HVAC Replacement, which consent may not be unreasonably withheld, conditioned, or delayed.  Landlord’s failure to respond to Tenant’s notice within fifteen (15) days of Landlord’s receipt thereof, shall be deemed to be a consent to the proposed HVAC Replacement.

(ii)                                  If Landlord consents (or is deemed to consent) to an HVAC Replacement and Tenant does not renew or extend the Term, then, within sixty (60) days after the expiration of the Term (or Renewal Term), Landlord shall reimburse Tenant an amount determined by multiplying the out-of-pocket costs incurred by Tenant for the HVAC Replacement by a fraction, the denominator of which is the anticipated useful life (the “Useful Life”) of the HVAC Replacement, as determined in accordance with generally accepted accounting principles (stated in years and fractions thereof), and the numerator of which is the Useful Life minus the number of full or partial years remaining in the Term or Renewal Term, as applicable, at the time such HVAC Replacement is completed, subject to the following conditions:

(1)                                  Tenant must have either obtained and continued in effect at all times during the Term a Maintenance Contract for the HVAC system, or at all times maintained the HVAC System in accordance with the manufacturer’s specifications under a regular maintenance program administered by a qualified service technician;

(2)                                  Tenant must not be in default under this Lease beyond any applicable notice and cure period at the time of reimbursement;

(3)                                  Tenant must provide Landlord with copies of paid receipts evidencing the payment of the costs for the HVAC Replacement; and

(4)                                  Landlord may set off against its reimbursement amount any outstanding amounts owed by Tenant to Landlord under this Lease.

By way of example only, assuming that Tenant makes an HVAC Replacement at any time during the last year of the Initial Term, Tenant is entitled to reimbursement under this Section 8(c), the Useful Life is determined to be nine years, and the cost of the HVAC Replacement is $500,000, then Landlord’s reimbursement to Tenant will be $444,444 [$500,000 multiplied by 8/9].

(iii)                               If Landlord disapproves Tenant’s request for an HVAC Replacement, Landlord must provide reasonable evidence to Tenant that the repairs Landlord proposes will be adequate to remediate the defect that necessitated the request for the HVAC Replacement.

(d)                                 At Tenant’s request, Landlord agrees, at no out of pocket cost to Landlord, to assist Tenant in obtaining and coordinating maintenance providers for the Premises.

(e)                                  Landlord or Tenant, after providing the other party not less than 30 days’ prior written notice, may perform any obligation the other party (the “Non-Performing Party”) is required to perform pursuant to this Section 9 but has failed to perform on behalf of such Non-Performing Party, and the Non-Performing Party shall pay to the party performing such obligation (the “Performing Party”) within 30 days after the date of the Non-Performing Party’s receipt of the Performing Party’s invoice the full amount of the reasonable costs and expenses the Performing Party incurs to perform such obligations, together with the amount of any reasonable legal fees the Performing Party incurs in instituting, prosecuting or defending any action or proceeding by reason of any default in respect of any such obligation, except that the Performing Party shall have no right to perform such obligation if such obligation requires more than 30 days to perform and the Non-Performing Party has commenced performance of the obligation within the 30-day period and is diligently pursuing performance of that obligation.  The foregoing in no way eliminates Landlord’s obligation to promptly perform repairs involving hazardous or emergency situations, as further set forth in 9(b) above, and Tenant’s corresponding right of self-help if Landlord fails to do so as more specifically provided in Section 26(a) below.

Section 10.                                      Utilities.

Tenant shall provide or contract for and pay for all utilities and other services furnished to the Premises commencing on the Commencement Date.

Section 11.                                      Telecommunications Equipment.

Tenant has the right to use portions of the roof area of the Building, or such other locations on the Land, as Tenant may reasonably select and Landlord approves (provided Landlord’s approval shall not be unreasonably withheld, conditioned, or delayed) and as Legal Requirements permit, for the installation, operation, maintenance, security, repair, and replacement of antennae and satellite dishes and other telecommunications equipment and related cable connections (the “Telecommunications Equipment”), as well as for access to risers.  Tenant’s use of the Premises in respect to the Telecommunications Equipment is subject to the following conditions:  (i) Tenant is solely responsible for the installation, maintenance, repair, operation, and replacement of the Telecommunications Equipment, (ii) Tenant must install screening around the Telecommunications Equipment to the extent required by Legal Requirements, and (iii) any roof penetrations necessary to install the Telecommunications Equipment shall be made so as not to invalidate or void the roof warranty including using designated contractors, if required as a condition of such compliance with the roof warranty.  On or before the Expiration Date or within 30 days after the earlier termination of this Lease, Tenant shall remove the Telecommunications Equipment and repair any damage to the Premises that the removal causes.  Tenant shall pay Landlord within 30 days after Landlord’s demand the cost of repairing any damage to the Premises arising from the removal and restoration.

Section 12.                                      Signs.

Tenant has the exclusive right to place exterior signs on the Premises subject only to any restrictions applicable by virtue of Legal Requirements, other than temporary for sale or for rent signs installed by Landlord during the last 12 months of the Term.  Tenant shall maintain its signs in good condition and shall remove them and repair any damage to the Premises the removal causes on or before the Expiration Date or within 30 days after any earlier termination of this Lease.

Section 13.                                      Expansion Option.

(a)                                  The Building will be built on that portion of the Land identified on Exhibit A as “Phase I.”  The remaining portion of the Land is designated as “Expansion Land.” Subject to this Section 13, Tenant shall have the right to cause Landlord to develop one or more additional buildings on that portion of the Expansion Land, which additional buildings will become part of the Premises, and as such additional buildings are developed the parties shall amend Exhibit A (x) to reduce the Expansion Land then owned by Landlord by the land on which the additional buildings are to be situated and a reasonable buffer agreed to between the parties, or (y) if the Expansion Land is then owned by Tenant, to convey such portion of the Expansion Land to Landlord, in each case taking into account applicable zoning and planning regulations. The provisions of this Section 13 shall be applicable to each such expansion.  In the event that Tenant and Landlord cannot agree, in good faith, on the essential terms of any such expansion provided in this Section 13, Landlord agrees to sell to Tenant fee simple title to the Expansion Land then owned by Landlord in accordance with the provisions of Section 36 below.  The parties’ failure to agree shall be evidenced by written notice (the

“Trigger Notice”) from Landlord or Tenant to the other party stating a desire to discontinue negotiations regarding the proposed expansion.  If either party issues a Trigger Notice and Tenant either then owns or subsequently acquires the Expansion Land pursuant to Section 36, Tenant shall thereafter be entitled to develop the Expansion Land independently of Landlord. To the extent that Tenant has purchased the Expansion Land and Tenant determines to develop the Expansion Land independently of Landlord, Landlord and Tenant agree to reasonably cooperate with each other to grant such easements, restrictions and other agreements (the “REA’s”) reasonably necessary for access to and development of the Expansion Land or for operation of the Premises as (i) are reasonably necessary to allow Tenant to independently develop the Expansion Land as an expansion to Tenant’s business operations in the Building, and (ii) will not materially adversely affect Landlord’s investment in the Building, mortgage loan with respect thereto or the marketability or functionality of the Building and the portion of the Land then owned by Landlord.  Landlord and Tenant acknowledge that the REA’s and Tenant’s development of the Expansion Land will need to account for the fact that any facilities built by Tenant on the Expansion Land will be owned separately by Tenant whereas the Building will be leased from Landlord and this Lease may expire. The REA’s and the site plan and utility development plans of Tenant with respect to the Expansion Land as such plans impact on the REA’s and the foregoing provisions of this paragraph shall be subject to the approval of each Party and their legal counsel, which shall not be unreasonably withheld or delayed, subject, however, to the foregoing requirements of this paragraph.

(b)                                 If (i) Tenant is not in default beyond any applicable cure period in respect of the performance of its obligations arising under the terms of this Lease, (ii) this Lease is in full force and effect in accordance with its terms, (iii) the Initial Term has not been terminated, and (iv) no material adverse change in the financial condition of Tenant has occurred since the Effective Date and is continuing, then Tenant has the option at any time and from time to time (each, the “Expansion Option”) to lease additional buildings developed by Landlord on the Premises (each, an “Expansion”) as further provided in this Section.  If Tenant has suffered a material adverse change in its financial condition that is continuing such that Landlord notifies Tenant that the Expansion Option is not available for exercise by Tenant, Tenant, at its option, shall be entitled to purchase in accordance with the provisions of Section 36, all of that portion of the Expansion Land then owned by Landlord then remaining available for expansion.  Any such notice to Tenant that the Expansion Option is not available for exercise shall be deemed to be a Trigger Notice for purposes of Section 36.

(c)                                  If Tenant exercises the Expansion Option for the development of additional buildings on all or any portion of the Expansion Land then owned by Landlord, the Initial Term will automatically be extended so that it ends 15 years from the Expansion Commencement Date (as defined below).  Other than the Base Rent, all applicable the terms of this Lease with respect to the initial Premises during the balance of the 15-year term will remain as stated in this Lease and will apply to such Expansion unless otherwise agreed by the parties.  The Base Rent payable by Tenant with respect to the initial Premises will remain in effect until the Expiration Date for the Expansion, with the Base Rent increasing by 6% on the first day of the extended Term (i.e., Lease Year 16) and on the first day of each succeeding sixth Lease Year (i.e., 21th, 26th, etc.) such that there will be a 6% increase in Base Rent at the conclusion of each 5 Lease Year period.

(d)                                 If Tenant has not theretofore exercised Expansion Option(s) with respect to all of the Expansion Land and exercises an Expansion Option by giving written notice of exercise to Landlord, then:

(i)                                     The parties will promptly enter in good faith into an amendment to this Lease (the “Expansion Amendment”) whereby (x) Landlord agrees to construct an Expansion upon such portion of the Expansion Land as is then owned by or conveyed by Tenant to Landlord (provided such conveyance to Landlord complies with applicable zoning and platting laws) as Tenant shall have designated within 12 months or less after the execution of the Expansion Amendment, (y) the description of the Expansion Land is revised so that it includes only that portion, if any, of the original Expansion Land then owned by Landlord or conveyed by Tenant to Landlord (provided such conveyance to Landlord complies with applicable zoning and platting laws) still available for further expansion by Tenant, and (z) the parties agree to increase the Base Rent for the Expansion in the manner as set forth in this Section 13, payable during the period from the date Landlord substantially completes construction of the Expansion (the “Expansion Commencement Date”) and that ends at 11:59 p.m.  (Rock Hill, South Carolina local time) on either the day prior to the 15th anniversary of the Expansion Commencement Date, if the Expansion Commencement Date occurs on the first day of a calendar month, or on the day prior to the 15th anniversary of the first day of the first full month following the calendar month in which the Expansion Commencement Date occurs, if the Expansion Commencement Date does not occur on the first day of a month, whichever is applicable (the “Expansion Term”)

(ii)                                  Landlord shall construct an Expansion in substantial accordance with the procedures and mechanisms set forth in Section 2 with respect to the construction of the Improvements, granting Tenant comparable Tenant Allowances of the same type included in this transaction (on a per rentable square foot basis), except as otherwise specified in Exhibit D.

(iii)                               If Tenant exercises an Expansion Option after the first Lease Year, the annual Base Rent for such Expansion will be the amount determined by multiplying the Expansion Construction Costs by the sum of (A) the interest rate on 10-year U.S. Treasury Notes as of the Expansion Commencement Date, plus (B) a spread determined in a manner consistent with spreads used to determine commercial lease rates in the Charlotte,

North Carolina metropolitan area, and taking into account the Tenant’s then-current credit standing.  Within 30 days following the date of substantial completion of the construction of the Expansion, Landlord shall furnish to Tenant a detailed itemization of the costs by major construction trade and the cost of any Expansion Land conveyed to Landlord by Tenant (the “Expansion Construction Costs”) that Landlord incurred in connection with the design and construction of the Expansion and copies of invoices, statements, contracts, subcontracts, and other information that Tenant may reasonably request in order to confirm the accuracy of Landlord’s itemization.  As used in this Section 13 with regard to the improvements to be constructed in connection with an Expansion, the terms “substantial completion” and “substantially complete” shall be accorded the same meanings given to the terms “Substantial Completion” and “Substantially Completes” with regard to the Improvements in Section 3(d).

(iv)                              Landlord shall construct the Expansion in accordance with final plans and specifications to be mutually agreed upon by Landlord and Tenant.  Landlord shall solicit bids from at least three contractors appearing on a list of contractors jointly developed and mutually approved by the parties.  Landlord shall award the contract for the construction of the Expansion to the lowest qualified bidder, subject to Tenant’s approval, which will not be unreasonably withheld, conditioned, or delayed.  Within sixty (60) days after Tenant exercises the Expansion Option and Landlord and Tenant have mutually agreed upon preliminary plans and specifications for the Expansion, Landlord shall provide Tenant with an estimate of the Expansion Construction Costs and a proposed construction schedule.  If Tenant determines in its sole discretion that the cost to construct the Expansion is too high, or that the construction schedule is unacceptable, Tenant may elect to nullify its election to exercise the Expansion at any time prior to Tenant’s written approval of the construction budget for the Expansion.  If, within sixty (60) days after the estimate of Expansion Construction Costs and the construction schedule has been received by Tenant, Tenant fails either to approve the estimate of the Expansion Construction Costs and the construction schedule or to commence discussions with the Landlord to value engineer the estimate of Expansion Construction Costs and/or to refine the construction schedule, then Tenant shall be deemed to have nullified its election to exercise the Expansion Option, and Tenant, at its option, may elect to purchase in accordance with the provisions of Section 36 below, all of the Expansion Land then remaining available for expansion

(v)                                 On or about the date that Landlord substantially completes the construction of the Expansion, Landlord will cause its architect to determine the rentable square footage of the Expansion, and the parties will promptly execute and deliver an amendment to this Lease that confirms the addition of the Expansion to the Premises, the Expansion

Commencement Date, and the Base Rent that will be payable through the Expiration Date with respect to the Expansion and the initial Premises.

(e)                                  Subject to extension by one day for each day of Excused Delays, Landlord shall cause the Expansion to be constructed and substantially completed and the Expansion premises (the “Expansion Premises”) to be delivered to Tenant in broom clean condition in accordance with all applicable laws within the time period to be agreed upon by Landlord and Tenant, but not longer than 365 days from the execution and delivery of the Expansion Amendment and Tenant shall have the right to enter the Expansion Premises not less than 30 days prior to its Substantial Completion to install Tenant’s fixtures.

Section 14.                                      Landlord’s Right of Access.

(a)                                  Landlord and its authorized representatives have the right to enter the Premises during Tenant’s regular business hours for the purpose of (i) determining whether the Premises are in good condition and whether Tenant is complying with its obligations arising under the terms of this Lease, and (ii) performing any maintenance or repairs for which Landlord is responsible under the terms of this Lease.  Landlord has the right to enter the Premises at all times without notice in the event of an emergency or for the purpose of making emergency repairs; under other circumstances, Landlord must give Tenant reasonable advance written notice of Landlord’s intended entry (which need not be more than 48 hours in advance of that entry).  Tenant may condition Access to designated areas of the Premises that contain confidential information upon the accessing party’s execution of a confidentiality agreement reasonably acceptable to Tenant and to the right of Tenant to have a representative of Tenant accompany such party(ies); provided, however, that notwithstanding anything in this Lease to the contrary, in the event Tenant denies access to all or any portion of the Premises to any contractor or agent of Landlord seeking entry in the event of an emergency or for the purposes of making repairs required of Landlord, Landlord shall have no liability to Tenant of any kind or character with regard to the items or matters sought to be remedied or otherwise addressed by the party or parties refused access by Tenant.

(b)                                 Landlord shall conduct its activities in the Premises in a manner that will cause a minimum of interference with Tenant’s business operations.

Section 15.                                      Tenant’s Indemnity.

EXCEPT AS PROVIDED IN SECTION 18, TENANT SHALL INDEMNIFY, DEFEND, AND HOLD LANDLORD HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, DEMANDS, JUDGMENTS, DAMAGES, LIABILITIES AND EXPENSES, INCLUDING REASONABLE LEGAL FEES, THAT MAY BE ASSERTED AGAINST LANDLORD OR THAT LANDLORD MAY SUSTAIN BY VIRTUE OF THE OCCURRENCE OF THE DEATH OF OR BODILY INJURY TO ANY PERSON OR THE LOSS OF, DAMAGE TO, OR DESTRUCTION OF, ANY PROPERTY ARISING FROM

TENANT’S USE OF THE PREMISES OR FROM THE NEGLIGENT OR INTENTIONAL ACTS OR OMISSIONS OF TENANT, OR ANY OF ITS REPRESENTATIVES, AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES, INCLUDING, WITHOUT LIMITATION, ANY TENANT DELAYS OR ANY FAILURE BY TENANT TO PERFORM ITS MAINTENANCE OBLIGATIONS UNDER SECTION 9(C) OR ANY DAMAGE TO ANY STRUCTURAL COMPONENTS CAUSED BY TENANT, ITS CONTRACTORS, AGENTS, EMPLOYEES OR REPRESENTATIVES THAT INCREASE THE LANDLORD’S COST OF PERFORMING ITS OBLIGATIONS UNDER SECTION 9(A), EXCEPT TO THE EXTENT THE CLAIMS, ACTIONS, DEMANDS, JUDGMENTS, DAMAGES, LIABILITIES OR EXPENSES ARISE FROM THE INTENTIONAL OR NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY OF ITS REPRESENTATIVES, AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES.  TENANT’S OBLIGATIONS UNDER THIS SECTION 15 APPLY REGARDLESS OF WHETHER LANDLORD WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVE OR PASSIVE), IT BEING AGREED BY THE PARTIES THAT IN THE EVENT OF CONCURRENT NEGLIGENCE TENANT’S RESPECTIVE LIABILITY WILL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

Section 16.                                      Landlord’s Indemnity.

EXCEPT AS PROVIDED IN SECTION 18, LANDLORD SHALL INDEMNIFY, DEFEND, AND HOLD TENANT HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, DEMANDS, JUDGMENTS, DAMAGES, LIABILITIES AND EXPENSES, INCLUDING REASONABLE LEGAL FEES, THAT MAY BE ASSERTED AGAINST TENANT OR THAT TENANT MAY SUSTAIN BY VIRTUE OF THE OCCURRENCE OF THE DEATH OF OR BODILY INJURY TO ANY PERSON OR THE LOSS OF, DAMAGE TO, OR DESTRUCTION OF ANY PROPERTY ARISING IN CONNECTION WITH ANY LATENT OR PATENT DEFECT IN THE CONDITION OF THE PREMISES EXISTING AS OF THE COMMENCEMENT DATE, OR ARISING FROM THE NEGLIGENT OR INTENTIONAL ACTS OR OMISSIONS OF LANDLORD, OR ANY OF ITS REPRESENTATIVES, AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES, EXCEPT TO THE EXTENT ANY SUCH CLAIMS, ACTIONS, DEMANDS, JUDGMENTS, DAMAGES, LIABILITIES OR EXPENSES ARISE FROM THE INTENTIONAL OR NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY OF ITS REPRESENTATIVES, AGENTS, EMPLOYEES, CONTRACTORS OR INVITEES.  LANDLORD’S OBLIGATIONS UNDER THIS SECTION 16 APPLY REGARDLESS OF WHETHER TENANT WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVE OR PASSIVE), IT BEING AGREED BY THE PARTIES THAT IN THE EVENT OF CONCURRENT NEGLIGENCE LANDLORD’S RESPECTIVE LIABILITY WILL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

Section 17.                                      Insurance.

(a)                                  Commencing on the Commencement Date and continuing for the balance of the Term, Tenant shall provide and maintain a “special form” insurance policy (including fire and standard extended coverage perils, leakage from fire protective devices and other water damage, excluding flood) covering loss or damage to the

Improvements and the Tenant Improvements (including, without limitation, to the extent applicable the Expansion Premises and any alterations made to the Premises from time to time) on a full replacement cost basis, excluding excavations, footings and foundations and providing for a deductible of no greater than $25,000.  In the event of a casualty, Tenant shall pay to Landlord the lesser of the amount of the deductible or the full amount of the loss in the case of a loss in an amount less than the deductible, which payment shall be treated in the same manner as insurance proceeds.  Such insurance shall include an agreed amount endorsement and no co-insurance provisions and contain no exclusions for vandalism, malicious mischief, sprinkler leakage, or “act of terrorism” (as such term is defined in the Terrorism Risk Insurance Act of 2002). Tenant shall further procure and carry business interruption insurance in an amount sufficient to provide for the payment of Rent during the continuation of any interruption of the Tenant’s business for a period of at least 12 months. Notwithstanding the foregoing, upon any casualty to the Premises allowing Tenant to terminate this Lease pursuant to Section 19 hereof, Landlord shall have no claim against the business interruption insurance proceeds of Tenant after the date of termination. Boiler and Machinery Coverage shall be procured either by endorsement to the property policy or under a separate placement in an amount no less than 100% of the replacement cost or as otherwise approved in writing by Landlord.  The property insurance shall (1) have a restoration period of no less than 12 months and an extended period of indemnity of not less than 12 months; (2) cover loss sustained when access to all or a portion of the Building is prevented due to an insured peril at a location in the vicinity of the Premises; (3) cover loss sustained due to the action of a public authority preventing access to the Building due to imminent or actual loss or destruction arising from an insured peril at a location in the vicinity of the Premises; (4)  cover “acts of terrorism” (as such term is defined in the Terrorism Risk Insurance Act of 2002), unless otherwise agreed to in writing by the Landlord; (5) name Landlord as the loss payee and contain a non-contributory standard lender clause and a lender loss payee endorsement; and (6) contain an endorsement providing coverage for cleanup of sudden and accidental pollution releases, with a sublimit of at least $25,000.  Tenant shall also provide and maintain throughout the Term, at its expense, such property insurance covering Tenant’s machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon or about the Premises in such amounts as Tenant may from time to time deem prudent.  Tenant shall cause all such property policies to permit Tenant’s waiver of claims against Landlord under Section 18 for matters covered thereby.  Tenant shall cause Landlord and its lender holding a first lien against the Premises (if Landlord has notified Tenant of the name and address of its lender) to be named as additional insureds, as their interests may appear, on all such property policies (excluding any policies that cover only Tenant’s equipment) , as their interests may appear, and shall cause the coverage to continue for Landlord’s benefit notwithstanding any act or omission on Tenant’s part.

(b)                                 Commencing on the Commencement Date and continuing for the balance of the term, Tenant shall provide and maintain the following insurance, in the amounts specified below:

(i)                                     bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $2,000,000; such insurance will be on commercial general liability form CG 0001 (or its equivalent) including, without limitation, personal injury and assumed contractual liability with regard to the indemnity agreements of Tenant set forth in Section 15; Tenant shall cause Landlord and its lender to be named as an additional insureds under such liability insurance, as their interests may appear, and shall cause such coverage to include cross liability and severability of interests clauses and, unless otherwise approved in writing by Landlord, to have a deductible of $25,000 or less and no retention or self-insurance provision;

(ii)                                  worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the State of South Carolina and employers’ liability insurance in the limit of $100,000/500,000/100,000 (provided that Tenant may self-insure this obligation pursuant to a program of self-insurance);

(iii)                               if Tenant operates owned, hired or nonowned vehicles on the Premises, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage; and

(iv)                              umbrella or excess liability insurance written on an occurrence basis and covering claims in excess of the underlying insurance described in the foregoing subsections (i), (ii) and (iii) above, with a $15,000,000 minimum limit per occurrence.  Such insurance shall contain a provision that it will not be more restrictive than the primary insurance and shall drop down as primary insurance in the event that the underlying insurance policy aggregate is exhausted.

Each coverage in this Section 17(b) shall include waiver of subrogation endorsement in favor of Landlord’s lender.

(c)                                  All insurance required to be maintained by Tenant pursuant to this Section 17 must be maintained with insurers licensed to do business in the State of South Carolina and having a Best’s Key Rating of at least A-:IX.

(d)                                 Tenant may provide the insurance required by virtue of the terms of this Lease by means of a combination of primary and excess or umbrella coverage and by means of a policy or policies of blanket insurance so long as (i) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease, and (ii) the blanket policy or policies comply in all other respects with the other requirements of this Lease.

(e)                                  The required deductibles, limits and coverages of all insurance set forth in this Section 17 may be reasonably adjusted by Landlord from time to time (but not more frequently than once every 5 years) in conformity with the then prevailing custom of insuring liability in the city in which the Premises are located or of securitized mortgage lending.

(f)                                    Prior to the Commencement Date and at least 5 days prior to each policy anniversary, Tenant shall furnish the Landlord and its lenders with certificates of insurance or binders, in a form reasonably acceptable to Landlord evidencing that all of the insurance required by the provisions of this Lease for the benefit of Landlord and required to be in force by the provisions of this Lease and that the insurer(s) have agreed to give the other party at least 10 days notice prior to cancellation for nonpayment of premiums and 30 days notice prior to any other cancellation of, or any material modification to, the required coverage.  Such certificates of insurance/binders shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself.  Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and deductibles and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Lease.  Concurrently with the renewal of each policy, Tenant shall furnish Landlord with a report of an independent broker stating that the insurance required under this Section 17 is in effect, that all premiums have been paid, and attaching an updated copy of the schedule of insurance.  Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.  Tenant shall cause all commercial general liability and property policies maintained by Tenant to be written as primary policies, not contributing with and not supplemental to any coverage that Landlord may carry.

Notwithstanding anything herein to the contrary, in the event any of the insurance coverage set forth herein as required coverage to be maintained by Tenant becomes unavailable, or if available but only at such rates as to be commercially unreasonable and are no longer typically required to be carried regarding premises comparable to the Premises, Landlord and Tenant shall cooperate in good faith to revise the applicable insurance coverage requirements to reflect then current market considerations.  Tenant acknowledges that Landlord’s lender must approve any such revision of applicable insurance coverages.

(g)                                 Notwithstanding any provision hereof to the contrary, Landlord shall have rights to claim the proceeds of Tenant’s business interruption insurance only if and to the extent that Tenant does not pay its Rent as required by this Lease.

Section 18.                                      Waiver of Subrogation.

Notwithstanding anything to the contrary set forth in this Lease, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the property of the releasing party to the extent the loss or damage is covered by property insurance carried or required by this Lease to be carried by the releasing party even though such loss might have been occasioned by the negligence or willful acts or omissions of Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible or self-insured retention applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible or self-insured retention relates.

Section 19.                                      Casualty.

(a)                                  If damage caused by a fire or other casualty renders the Building fully or partially untenantable, subject to Tenant’s rights to terminate this Lease as set forth in this Section 19, neither the Base Rent nor any other amounts payable under this Lease will abate for the period during which the Building is wholly or partially untenantable.

(b)                                 If a fire or other casualty renders the Premises untenantable, in whole or in part, and the estimated time for the restoration of the Improvements and the Tenant Improvements exceeds the period that will expire on the date that is 270 days after the date of the occurrence of the fire or casualty, Tenant may terminate this Lease by the delivery of written notice to Landlord within 15 days following the date on which Landlord notifies Tenant of the estimated time for the restoration of the Improvements.  Landlord must provide that estimate within 60 days following the date of the casualty.  If a termination of this Lease does not occur in accordance with the foregoing provisions of this Section 19(b), but Landlord fails to complete the restoration of the Improvements by the date that is 60 days after the date of the expiration of the period within which Landlord estimated the restoration would be completed, Tenant may, notwithstanding anything in this Lease to the contrary, terminate this Lease by the delivery of written notice to Landlord at any time following the expiration of that 60-day period, but prior to the date on which Landlord completes the restoration of the Improvements.  If a termination of this Lease occurs in accordance with the terms of this Section 19, then Tenant shall cause its insurance carriers to pay to Landlord all proceeds payable in respect of the insurance that Tenant maintains in accordance with the terms of Section 17(a) allocable to the Improvements to the extent not previously disbursed to Landlord in connection with the restoration of the Improvements.  Notwithstanding the foregoing, upon any casualty to the Premises allowing Tenant to terminate this Lease pursuant to this Section 19 hereof, Landlord shall have no claim against the business interruption insurance proceeds of Tenant after the date of termination. Excusable Delays shall not extend any of the time periods set forth in this Section 19(b) for more than one hundred eighty (180) days in the aggregate.

(c)                                  If fire or other casualty damages the Premises and a termination of this Lease does not occur under subparagraph (b) of this Section 19, so long as Tenant is not in default beyond all applicable grace, notice and cure periods under the terms of this Lease, Landlord shall restore the Improvements to substantially the condition that existed prior to the occurrence of the fire or other casualty; provided, however, that with respect to the Tenant Improvements, Landlord shall only be obligated to restore the Tenant Improvements to the condition reflected in the most recent as-built plans for the Tenant Improvements in Landlord’s possession, unless the casualty occurs prior to completion of the Tenant Improvements, in which event, Landlord shall restore the Tenant Improvements in substantial accordance with the Final Tenant Improvements Plans and Specifications.  Landlord and Tenant shall each pursue the restoration required by this subparagraph (c) of this Section 19 with diligence and continuity upon and subject to receipt of the insurance proceeds covering such casualty with the understanding that Tenant shall cause its insurance carriers to pay to Landlord disbursements of the proceeds payable in respect of the casualty insurance for the Improvements that Tenant maintains in accordance with the terms of Section 17(a) above as restoration progresses in order to reimburse Landlord for the costs Landlord reasonably incurs in connection with the restoration of the Improvements.  In completing the restoration, Landlord and Tenant shall each comply with all applicable Legal Requirements.  In performing their respective restoration obligations, Landlord and Tenant must each restore their respective portions of the Premises so that they comply with Legal Requirements applicable at the time of the restoration and not just the Legal Requirements that were applicable at the time of original construction of the Premises.  If the aggregate amount of those insurance proceeds allocable to the Improvements exceeds the aggregate amount of the costs Landlord reasonably incurs in connection with the restoration of the Improvements, Tenant is entitled to the excess.  Tenant is responsible for any excess costs incurred by Landlord in restoring the Improvements.

Section 20.                                      Condemnation.

(a)                                  If any part of the Premises or all legal access to the Premises is taken for public use by condemnation, eminent domain or other similar action and the taking materially and adversely affects Tenant’s operations in the Building, Tenant may immediately terminate this Lease by delivering notice to Landlord.  Upon such termination, Tenant shall after termination have no further obligation to pay Rent to Landlord and Landlord shall look to the proceeds of the condemnation, eminent domain or other similar action for compensation for such taking.

(b)                                 If any part of the Premises is taken and Tenant does not terminate this Lease, Base Rent will be equitably adjusted on the basis of the rent calculation formula set forth in Exhibit F, and Landlord shall restore the remainder of the Premises at its expense as necessary to render them suitable for Tenant’s use, so long as Tenant is not in default under the terms of this Lease.

(c)                                  The entire award with respect to any taking shall be paid to Landlord, except that Tenant shall be entitled to any award which the condemning authority may make, and which shall be provided for by law, specifically for Tenant’s moving expenses and business dislocation damages and the value of Tenant’s fixtures, alterations, installations and improvements which do not become part of the Premises or property of Landlord, provided that same are not deducted from the award otherwise payable to Landlord.

Section 21.                                      Compliance with Environmental Laws.

(a)                                  Landlord warrants and represents to Tenant that, to Landlord’s knowledge, the Land and the Improvements are, and covenants that upon the Commencement Date will be, in full compliance with all applicable environmental laws, rules, requirements, orders, directives, ordinances and regulations of the United States of America or any state, city or municipal government or other lawful authority having jurisdiction over the Premises (collectively “Environmental Laws”), except as indicated in the environmental site assessment, if any, covering the Land (the “Environmental Report”).  Except as set forth in Section 21(c), Landlord shall take at its expense all action necessary, including all remediation and clean up work, to ensure that the Premises comply at all times with all Environmental Laws and that the Premises are safe for use and occupancy at all times.

(b)                                 Except as set forth in Section 21(c), Landlord shall defend, indemnify and save Tenant and its directors, officers, agents, employees and contractors harmless from and against all claims, obligations, demands, actions, proceedings, judgments, losses, damages, liabilities, fines, penalties and expenses (including, without limitation, sums paid on settlement of claims, reasonable legal fees, and reasonable consultant and expert fees and expenses) that any one or more of them may sustain in connection with any failure of the Improvements to comply with Environmental Laws or in connection with any environmental condition affecting the Premises not caused by Tenant or its agents, contractors, subcontractors, employees, licensees or invitees.

(c)                                  Except as provided in Sections 21(a) and 21(b) above, Tenant shall timely comply at its cost and expense with all rules, requirements, orders, directives, ordinances and regulations applicable to Tenant’s use, occupancy and maintenance of the Premises, including, without limitation, the Environmental Laws, and shall defend, indemnify and hold Landlord and its partners and their respective members, directors, officers, agents, employees, and contractors harmless from and against all claims, obligations, demands, actions, proceedings, judgments, losses, damages, liabilities, fines, penalties and expenses (including, without limitation, sums paid on settlement of claims, reasonable legal fees, and reasonable consultant and expert fees and expenses) that any one or more of them may sustain by virtue of any environmental condition that Tenant’s use, occupancy and maintenance of the Premises causes and the continued existence of which violates the Environmental Laws.

(d)                                 Notwithstanding the foregoing apparently to the contrary, if any environmental condition encompassed within this Section 21 and not attributable to Tenant’s use, occupancy and maintenance of the Premises is not susceptible to being corrected within 180 days after the date of its discovery or if Landlord fails within 180 days after the date of its discovery to correct a condition that is susceptible to being corrected within that period of time, Tenant may terminate this Lease by the delivery of written notice to Landlord at least 30 days in advance of the effective date of termination specified in that notice.  Further, if the correction of any environmental condition not attributable to Tenant’s use, occupancy and maintenance of the Premises partially or totally impairs Tenant’s use of the Premises, Tenant’s obligation to pay Base Rent will abate during the period the corrective activity takes place in proportion to the diminished utility of the Premises in the conduct of Tenant’s business.

(e)                                  The indemnities of Landlord and Tenant contained in this Section 21 will not extend to loss of business, lost rentals, diminution in property value, or incidental, indirect or consequential damages.

(f)                                    The provisions of this Section 21 survive the expiration of the Term or the earlier termination of this Lease.

(g)                                 Except as used by Tenant in the ordinary course of Tenant’s business, including, without limitation, uses for general offices, research and development, light manufacturing, telecommunications, computer and data support functions, or other purposes consistent with the character of the Building, and any such use by Tenant being in accordance with applicable Legal Requirements (the foregoing uses not requiring Landlord’s consent), Tenant shall not cause or permit any Hazardous Substances (as defined below) to be brought upon, kept or used in or about the Premises or the Building, without the prior written consent of Landlord.

(h)                                 Hazardous Substance(s) shall mean any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present Environmental Laws including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

Section 22.                                      Compliance with Public Accommodation Laws.

(a)                                  Landlord warrants that, when constructed, the Improvements will comply with all applicable laws, regulations, and building codes governing nondiscrimination in commercial facilities (“Public Accommodation Laws”), including, without limitation, the requirements of the Americans with Disabilities Act (42 U.S.C. § 12101) and all rules and regulations made on the basis of authority granted in that Act.  Subject to Section 22(b), Landlord covenants that the portions of the Improvements Landlord is required to maintain under Section 9(a) will remain in compliance with all Public Accommodation Laws throughout the Term and Landlord, at Landlord’s sole expense, shall promptly complete any and all alterations, modifications thereto, including, without limitation, remodeling, renovation, rehabilitation, reconstruction, changes or rearrangements in structure and changes or rearrangements in wall configuration or full-height partitions, that are or become necessary with respect to such Improvements in order to comply with all Public Accommodation Laws.

(b)                                 Tenant shall be responsible for ensuring that all portions of the Improvements Tenant is required to maintain under Section 9(c) remain in compliance with all Public Accommodation Laws throughout the Term.

(c)                                  Tenant, at Tenant’s sole expense, shall promptly complete any and all alterations, modifications to the Improvements, including, without limitation, remodeling, renovation, rehabilitation, reconstruction, changes or rearrangements in structure and changes or rearrangements in wall configuration or full-height partitions, that are or become necessary in order to comply with all Public Accommodation Laws with respect (i) to the Improvements Tenant is required to maintain under Section 9(c) above, and (ii) except as provided in the first sentence of Section 22(a), to the Premises because of the particular use of, or alterations in, the Premises by Tenant during the Term.

(d)                                 Landlord shall use commercially reasonable efforts to accomplish any and all alterations, modifications or improvements undertaken by Landlord in accordance with this Section 22 in a manner that will not substantially interfere with Tenant’s use or possession of the Premises.

Section 23.                                      Landlord’s Warranties.

Landlord represents and warrants that:

(a)                                  Landlord does not have knowledge of any pending condemnation or similar proceeding affecting any part of the Premises;

(b)                                 Landlord does not have knowledge of any legal actions, suits, or other legal or administrative proceedings that are now pending or threatened against either Landlord or the Premises;

(c)                                  Landlord has neither granted any leases or occupancy licenses nor created any tenancies affecting the Premises and there are no parties in possession of any portion of the Premises as trespassers or otherwise;

(d)                                 Landlord does not have knowledge of any pending or threatened governmental or private proceedings that would impair or result in the termination of access from the Premises to abutting public highways, streets, and roads;

(e)                                  Landlord does not have knowledge, except as disclosed in the Environmental Report, that:  (A) there are any environmental hazards or defects affecting the Land, (B) there are any polychlorinated biphenyls (“PCBs”) or substances containing PCBs on the Land; (C) the Land is now or has been the site of any place of business engaged in operations that involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal or release of hazardous or toxic substances, material or wastes on-site, whether above or below ground; and (D) there are any above-ground or underground storage tanks located on the Land;

(f)                                    Except as reflected in the Environmental Report, Landlord knows of no releases of, or the presence of, any hazardous or toxic material, substance or waste on or about the Land; and

(g)                                 the Land is zoned in conformity with applicable laws in a manner permitting the use of the facilities constructed thereon for the Intended Use.

For purposes of this Section 23, the phrase “Landlord’s knowledge” and similar phrases mean the current, actual knowledge of the individuals listed on Exhibit G attached to this Lease, which individuals are the persons affiliated with Landlord having direct supervisory responsibility for the transaction contemplated with this Lease.

Section 24.                                      Tenant’s Default.

The occurrence of any one or more of the following events (inclusive of any applicable notice and cure period(s) hereinafter referred to as “Event(s) of Default”) will constitute a default and breach of this Lease by Tenant:

(a)                                  Tenant’s failure to pay any Base Rent or Additional Rent (including, without limitation, the Impositions) when due and the continuance of that failure for more than 5 business days after the date on which Landlord gives Tenant written notice of the delinquency, provided that Landlord is required to give notice of such failure only twice in any 12-month period and Landlord is not required to give Tenant notice of default for the third and subsequent Rent and other payment defaults during any 12-month period so that for those defaults, an Event of Default occurs if Tenant fails to pay any Rent when due and the failure continues for a period of five (5) business days;

(b)                                 Tenant’s failure to observe or perform any of the covenants, conditions or provisions of this Lease that Tenant must observe or perform, other than the payment of Base Rent or Additional Rent or as specified in Section 24(c), where the failure continues for a period of 30 days after Tenant’s receipt of written notice from Landlord; but if the nature of the obligation that Tenant has failed to perform is such that more than 30 days are reasonably required for its rectification, then an Event of Default will not occur so long as Tenant commences the rectification within the initial 30-day period and diligently and continuously prosecutes the rectification to completion; or

(c)                                  Tenant’s failure to maintain the insurance required pursuant to Section 17.

If Landlord and Tenant are in dispute over whether Tenant is in default (which for purposes of this paragraph only shall be before any applicable notice and cure period) of a non-monetary obligation and no emergency condition requiring immediate action exists as a result of, or directly or indirectly related to, the alleged default, the parties’ respective representatives with authority to settle the matter shall meet within 2 business days after request by either party in order to attempt to resolve the dispute.  Unless otherwise agreed by Landlord and Tenant, the meeting shall take place at the Premises. Notwithstanding anything herein to the contrary, in the event it is determined pursuant to such resolution discussions that Tenant is in default of any such nonmonetary matter, such matter shall not constitute an Event of Default if Tenant subsequently remedies such default within the time frame(s) set forth in Section 24(b) above following such determination.

Section 25.                                      Landlord’s Remedies.

(a)                                  At any time after the occurrence of an Event of Default, with or without additional notice or demand, Landlord may do one of the following:

(i)                                     terminate Tenant’s right to possession of the Premises and repossess the Premises by any lawful means without terminating this Lease and relet, upon reasonable terms, all or a portion of the Premises (if Landlord elects to enter and relet the Premises, Landlord may at any time thereafter elect to terminate this Lease).  For the purposes of re-letting, Landlord may repair, remodel, or alter the Premises.  If Landlord fails to re-let the Premises, then Tenant shall pay to Landlord the Base Rent and Additional Rent reserved in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease.  If Landlord re-lets the Premises but fails to realize a sufficient sum from the re-letting to pay the full amount of Base Rent and Additional Rent reserved in this Lease for the balance of the Term as those amounts become due in accordance with the terms of this Lease, then Tenant shall pay to Landlord the amount of any deficiency within 30 days of Tenant’s receipt of Landlord’s demand;

(ii)                                  terminate this Lease and repossess the Premises by any lawful means.  In that event, Landlord may recover from Tenant as damages (i) all Base Rent and Additional Rent (plus the cost necessary to satisfy Tenant’s obligation to maintain and insure the Premises, as set forth under Sections 9 and 17, respectively, of this Lease) that became due prior to the termination and that remains unpaid, (ii) the discounted present value (determined based on then commercially reasonable rates) of the amount, if any, by which (I) the Base Rent reserved under the terms of this Lease for the balance of the Term that remained as of the effective date of the termination exceeds (II) the fair market rent (but not less than the amount for which the Premises has been relet) for the Premises for the balance of the Term after deduction of all anticipated reasonable expenses of re-letting for that period, and (iii) all reasonable costs and expenses Landlord reasonably incurs in connection with the enforcement of Tenant’s obligation to pay those damages, including, without limitation, reasonable legal fees.  If the amount described in clause (II) above exceeds the amount described in clause (I) above, then Landlord has no obligation to pay Tenant any part of the excess or to credit any part of the excess against any other sums or damages for which Tenant may be liable to Landlord at the time of the termination;

(iii)                              in the case of an Event of Default under Section 24(c) above, obtain the required insurance for Tenant, and Tenant shall be liable for the reasonable cost thereof; or

(iv)                              pursue any other remedy available to Landlord under the laws of the State in which the Premises are located.

(b)                                 Unless required by applicable law, Landlord shall have no obligation to mitigate damages upon the occurrence of an Event of Default by Tenant.  However, if Landlord is required by applicable law to mitigate Tenant’s damages, Landlord’s obligation shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:  (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in any other building owned by Landlord within a 3 mile radius of the Building suitable for that prospective tenant’s use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the Rock Hill, South Carolina area; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:  (i) adversely affect the reputation of the Building; or (ii) be incompatible with the operation of the Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

(c)                                  Pursuit of any of the above stated remedies by Landlord after an Event of Default by Tenant shall not preclude pursuit of any other remedy provided in this Lease or law or equity, nor shall pursuit of any remedy constitute forfeiture or waiver of any payment due to Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default by Tenant shall not be deemed or construed to constitute a waiver of any other violation or default.

Section 26.                                      Landlord’s Default and Tenant’s Remedies.

(a)                                  If Landlord defaults in the performance of any of Landlord’s obligations set forth in this Lease, and if (i) Landlord’s default creates or increases the risk of imminent danger of bodily injury to or death of persons or damage to or destruction of property, including, without limitation, the Building or Tenant’s property, and either Landlord does not commence the rectification of its default promptly upon Tenant’s delivery of oral or written notice of the default to Landlord or Landlord fails to pursue the rectification of its default with diligence and continuity or (ii) Landlord’s default does not create or increase the risk of imminent danger of bodily injury to or death of persons or damage to or destruction of property, including, without limitation, the Building or Tenant’s property and Landlord fails to rectify its default within 30 days after Tenant’s delivery of written notice of the default to Landlord or within such longer period of time following the delivery of that notice as may be reasonably required to accomplish the rectification of the default through the exercise of prompt, diligent and continuous efforts, then Tenant may perform the obligation on behalf of Landlord.  Landlord shall pay to Tenant within 30 days after the date of Landlord’s receipt of Tenant’s invoice the full amount of the reasonable cost and expense Tenant incurs in performing the obligation on behalf of Landlord, together with the amount of any reasonable legal fees Tenant incurs in instituting, prosecuting or defending any action or proceeding by reason of any default in respect of any obligation Landlord has undertaken under the terms of this Lease.

(b)                                 If Landlord does not pay any amounts owing to Tenant under Section 9(e) or Section 26(a) and Tenant obtains a final, non-appealable judgment against Landlord in a court of competent jurisdiction, then Tenant may set off the amount of the judgment, including, without limitation, reasonable legal fees and court costs included in the judgment, against the next installments of Base Rent coming due under this Lease.

Section 27.                                      Late Charges; Interest on Late Payments.

If Tenant becomes delinquent with respect to the payment of any Rent becoming due under the terms of this Lease and the default continues for more than five days after the due date, then Tenant shall pay to Landlord with the late payment a late fee equal to 4% of the amount of the payment; provided, however that such late fee shall not be due the first time such delinquency occurs during any successive twelve (12) month period.  Any past due payment of Rent under this Lease will bear interest from the date due until the date paid at the rate of the interest rate announced from time to time by Bank of America as its “prime rate” or “reference rate”, plus 2% per annum (the “Default Rate”).  Any amount with respect to which Landlord becomes delinquent in making payment to Tenant as required by this Lease will also bear interest from the date due until the date paid at Default Rate.

Section 28.                                      Quiet Enjoyment.

Landlord warrants that, so long as Tenant pays all Base Rent and Additional Rent that becomes due under the terms of this Lease and is not otherwise in default beyond any applicable cure period in respect of the performance of any obligation it undertakes under the terms of this Lease, Tenant may peaceably and quietly enjoy the Premises at all times during the Term without disturbance by anyone claiming by, through or under Landlord (including, without limitation, any applicable mortgagee of Landlord’s interest in the Lease or the Premises).

Section 29.                                      Subordination, Attornment & Non-Disturbance.

At Landlord’s request, and subject to the immediately succeeding sentence, Tenant shall subordinate its rights under this Lease to the lien of any first mortgage or first deed of trust hereinafter executed in favor of any bank, insurance company or other lending institution against the Premises.  As a condition to any subordination that Landlord requests, the mortgage holder must execute an agreement in substantially the form attached to this Lease as Exhibit H.  Simultaneously with the execution of this Lease by Landlord, Landlord shall deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in the form of Exhibit H executed by the holder of any mortgage encumbering the Premises as of the Effective Date.

Section 30.                                      Landlord’s Sale of Premises.

Provided the Improvements and the Tenant Improvements have been completed and delivered to Tenant as herein provided and the Commencement Date of this Lease shall have occurred, if Landlord subsequently sells the Premises, the purchaser shall expressly assume the obligations Landlord undertakes under the terms of this Lease and Landlord shall thereupon be relieved from liability arising under the terms of this Lease by reason of any act, occurrence or omission occurring after the consummation of the sale.  The parties do not intend the foregoing to relieve Landlord from those obligations that the terms of this Lease require Landlord to perform prior to the sale.

Section 31.                                      Broker’s Commissions.

Each party represents to the other that the only broker used in connection with this Lease is The Staubauch Company, whose commission Landlord shall pay, pursuant to a separate written agreement.  Each party shall defend and indemnify the other from and against any claims, demands and actions brought by any broker or other finder to recover a brokerage commission or any other damages on the basis of alleged dealings with the indemnifying party contrary to the foregoing representation.

Section 32.                                      Estoppel Certificate.

Within 30 days after a party’s receipt of a written request from the other party, the requested party shall execute and deliver to the requesting party a statement in substantially the form of the attached Exhibit I that (i) certifies that this Lease is unmodified and in full force and effect (or, if modified, states the nature of the modification and certifies that this Lease as so modified is in full force and effect) and the date to which Base Rent is paid in advance, if any, and (ii) acknowledges that, to the requested party’s knowledge, there are no uncured defaults on the part of either party or specifies such defaults if the requested party claims any.

Section 33.                                      Holding Over.

Except as set forth below, if Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession, such occupancy shall be that of a tenancy at sufferance.  Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease (other than provisions relating to length of the Term)  at a Base Rent equal to 150% of the Base Rent payable during the month in which the Expiration Date occurs.  Except as set forth below, no holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term shall be construed to extend the Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise.  Notwithstanding the foregoing provisions of this Section, if Tenant should find it necessary to hold over, Tenant may give written notice (the “Hold Over Notice”) to Landlord that it intends to hold over not less than 9 months prior to the expiration or termination of the Term.  If Tenant timely provides the Hold Over Notice, Tenant may hold over and continue to occupy the Premises for the period of 3 months at the Base Rent payable during the month in which the Expiration Date occurs.

Section 34.                                      Assignment and Subletting.

So long as the Premises are used for the Intended Use, Tenant may transfer or assign its interest in this Lease and may sublet all or a portion of the Premises without first obtaining Landlord’s written consent.  If Tenant desires to assign this Lease or sublet all or a portion of the Premises to an entity or person that intends to use the Premises for other than the Intended Use, then Tenant must obtain Landlord’s written consent prior to such assignment or sublease.  Landlord may not unreasonably withhold, condition, or delay its consent.  No subletting, assignment of rights, or delegation of duties that Tenant may make will relieve Tenant from liability for the performance of the obligations Tenant undertakes under the terms of this Lease, unless Landlord, in its sole discretion, grants such relief.  Landlord has no recapture rights in connection with any assignment or sublease.

Section 35.                                      Purchase Option.

(a)                                  Tenant shall have the right and option to purchase the Premises from Landlord by exercising such option and providing notice to Landlord at any time within 90 days of the Effective Date, with the closing to occur within 30 days of the date of Substantial Completion.  The purchase price for the Premises will be in the amount agreed upon by the parties, but in no event less than 107.5% of Landlord’s Total Costs (as defined below).

(b)                                 In the event Tenant purchases the Premises from Landlord pursuant to the terms of this Section 35, Landlord shall, upon receipt from Tenant of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Tenant an appropriate special warranty deed or other instrument of conveyance conveying the entire interest of Landlord in and to the Premises to Tenant in their then current condition, free and clear of all monetary liens not caused by or attributable to Tenant, but subject to all matters affecting the Premises on or as of the Commencement Date.  As used herein, the term “Landlord’s Total Costs”  means the sum of the Amended Project Costs (as defined in Exhibit F), plus all closing costs and all expenses, including reasonable legal fees, incurred in connection with the sale to Tenant.  The purchase price shall be paid absolutely net to Landlord (before taxes that pursuant to Section 5(f) hereof are the responsibility of Landlord) so that, unless otherwise agreed by the parties, the purchase shall yield to Landlord 107.5% of the sum of the Landlord’s Total Costs.  The conveyance of the Premises to Tenant shall be “AS IS, WHERE IS, WITH ALL FAULTS” pursuant to the terms of a special warranty deed subject to the Permitted Exceptions (hereinafter defined) and such other intervening encumbrances approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 36.                                      Limited Purchase Option of Expansion Land.

(a)                                  Landlord agrees to sell all, but not less than all, of the Expansion Land to Tenant for a purchase price equal to $33,900 per acre, plus any other costs incurred by Landlord in connection with the sale of the Expansion Land to Tenant, which costs have not been reimbursed by Tenant to Landlord upon and subject to the terms and conditions set forth in this Section 36.  The Expansion Land shall include (i) all right, title and interest, if any, of Landlord, in and to any appurtenant easements across or adjacent to the Expansion Land, existing or abandoned, (ii) all right, title, and interest, if any, of Landlord, in and to any strips or gores located between the Expansion Land and the Land, (iii) all improvements located on the Expansion Land, (iv) all of Landlord’s right, title, and interest in and to and under all governmental permits or approvals granted for the Expansion Land with respect to the ownership, use and operation of the Expansion Land, (v) all of Landlord’s right, title and interest in and to all plans, drawings, specifications, surveys, engineering, inspection or similar reports and other technical descriptions relating to the Expansion Land, and (vi) an access easement over the Premises if reasonably necessary for access to the Expansion Land so long as the granting of such easement does not impair the marketability of the Premises or title thereto. As a precondition to the closing of the sale of the Expansion Land from Landlord to Tenant, Tenant shall cause the Expansion Land to be separately platted in accordance with local planning and zoning laws and shall cause the Expansion Land to become a separate tax parcel, all to Landlord’s reasonable satisfaction.

(b)                                 Tenant shall exercise the option to purchase all, but not less than all, of the Expansion Land by giving Landlord written notice (the “Purchase Option Notice”) either (i) at any time that Tenant elects to purchase the Expansion Land, or (ii) not later than 90 days after the delivery of a Trigger Notice by either Landlord or Tenant pursuant to Section 13, failing which, in the case of this clause (ii) Tenant’s option to purchase the Expansion Land under this Section 36 shall expire and be of no further force or effect. In either case, Tenant shall have 90 days following the date of Tenant’s notice to investigate the physical condition of the Expansion Land to determine if the Expansion Land is suitable for Tenant’s intended development and use of the Expansion Land.  Prior to the expiration of such 90-day period, Tenant may conduct any and all studies and investigations that Tenant deems appropriate in its sole discretion.  Tenant shall indemnify, protect, defend and hold Landlord harmless against any and all claims for property damage or bodily injury resulting from-any such inspections.  Prior to the end of such 90-day period, Tenant must notify Landlord whether it accepts the condition of the land and title, and if so shall state in such notice (the “Option Acceptance Notice”) that Tenant will purchase the Expansion Land.  The closing of the Expansion Land shall occur on a date mutually agreed to by Landlord and Tenant, but not later than 30 business days following the date of Tenant’s Option Acceptance Notice.  At the closing, Landlord shall execute and deliver (i) a duly executed and acknowledged special warranty deed, subject only to the easements necessary for the development of the Improvements and the Schedule B exceptions contained in Landlord’s owner’s title policy of insurance (collectively, the “Permitted Exceptions”) and such other intervening encumbrances approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed, conveying the fee simple title to the Expansion Land to Tenant, (ii) evidence of Landlord’s authority to sell the Expansion Land and such other certificates or documents as may be reasonably required by the title company to issue the title policy, (iii) the title company’s standard mechanic’s lien and indemnity agreements required to induce the title company to delete standard printed exceptions from the title policy, a tax proration agreement, a real property transfer declaration and settlement statements, all prepared by the title company, (iv) an affidavit of non-foreign status pursuant to Section 1445 of the Internal Revenue Code, (vi) the REA’s, and (vi) such additional documents as shall be reasonably required to consummate the sale of the Expansion Land.  At closing, Tenant shall deliver the purchase price, evidence of Tenant’s authority to purchase the Expansion Land and such other certificates or documents a may be reasonably required for the title company to issue the title policy, and any additional funds and/or documents as shall be reasonably required to consummate the purchase of the Expansion Land.

(c)                                  Within 15 business days following Landlord’s receipt of the Purchase Option Notice, Tenant shall, at Tenant’s expense, cause the title company to provide Tenant and Landlord with a commitment for an ALTA policy of owner’s title insurance committing to insure, at Tenant’s expense, fee title to the Expansion Land in Tenant’s name or the name of Tenant’s assignee, subject to the standard printed exceptions, the Permitted Exceptions and such other intervening encumbrances approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall cause any lienholders to release the Expansion Land from all lien(s) or encumbrance(s) encumbering the Expansion Land, provided such lien(s) or encumbrance(s) were not created by the acts or omissions of Tenant or any Tenant-Related Party.  “Tenant-Related Party” means (i) any officer, employee, agent, representative, contractor or invitee of Tenant and any affiliate or officer, employee, agent, representative, contractor or invitee of such affiliate, and (ii) all sublessees, concessionaires or assignees of Tenant.  The conveyance of the Expansion Land to Tenant shall be “AS IS, WHERE IS, WITH ALL FAULTS” pursuant to the terms of a special warranty deed subject to the Permitted Exceptions and such other intervening encumbrances approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

(d)                                 In the event Tenant purchases the Expansion Land, Landlord and Tenant shall execute an amendment to this Lease amending the legal description for the Premises to exclude the Expansion Land.  Since the initial Base Rent was calculated based upon the Development Budget (as defined in Exhibit D) and may be adjusted as provided in Exhibit F, which include the purchase price for the Land,  the amendment shall reflect a reduction in Base Rent from the date of Tenant’s purchase of the Expansion Land forward to the amount that Base Rent would have been had the initial purchase price for the Land been reduced by an amount equal to the Expansion Land Release Price and thereafter periodically increased by 6% at the end of each 60 month period as set forth in Section 5(a).

Section 37.                                      Right of First Offer.

(a)                                  If during the final Lease Year of the Initial Term, Landlord receives a proposal outlining the purchase price and general business terms upon which a prospective purchaser desires to purchase the Premises, or if Landlord expects to make a proposal to a prospective purchaser outlining the purchase price and other general business terms upon which Landlord is willing to sell the Premises to the prospective purchaser, and if on the basis of either such proposal (the “Proposal”) Landlord intends and desires to enter into further negotiations for a more definitive purchase and sale agreement with the prospective purchaser, then Landlord shall, prior to entering into negotiations for a more definitive purchase and sale agreement, submit the Proposal to Tenant with an offer to enter into a sales contract with Tenant on the Proposed Terms (as defined below).  If Tenant fails to accept such offer in writing within 10 business days after receipt of the Proposal and the offer, Landlord shall be entitled to sell the Premises to the other prospective purchaser on the terms set forth in the Proposal or on other terms which when considered in the aggregate are not materially less favorable to Landlord.  Any such sale to the other prospective purchaser shall be subject to this Lease, except that following any sale to the other prospective purchaser Tenant shall have no further rights under this Section.  If Tenant accepts Landlord’s offer within such 10 business day period, Landlord shall cause a sales contract (the “Contract”) to be prepared providing for the sale of the Premises to Tenant upon the Proposed Terms.  Landlord may terminate Tenant’s rights under this Section if Tenant fails to execute the Contract within 5 business days after it is submitted to Tenant, provided that the Contract is consistent with the requirements of this Section in all material respects.

(b)                                 As used in this Section, the “Proposed Terms” means the purchase price and general business terms outlined in the Proposal submitted to Tenant with Landlord’s offer to sell the Premises, provided that notwithstanding anything to the contrary in the Proposal, the following shall be included in the Proposed Terms and made a part of the Contract:

(i)                                     Under no circumstances will Landlord be required to provide seller financing to Tenant, even if Landlord is willing to provide financing to the proposed prospective purchaser.

(ii)                                  Landlord will, subject to the closing conditions applicable under the Contract, convey indefeasible title to Tenant by Special Warranty Deed subject to all matters of record affecting the Premises and other matters apparent from an inspection of the Premises (to the extent such matters are valid and subsisting).

(iii)                               The conveyance of the Premises to Tenant shall be “AS IS, WHERE IS, WITH ALL FAULTS” pursuant to the terms of a special warranty deed subject to the Permitted Exceptions (hereinafter defined) and such other intervening encumbrances approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

(iv)                              The sale shall not be subject to any feasibility or inspection period, but shall be subject to Tenant’s receipt of a reasonably acceptable title commitment and survey.  Any title commitment and copies of exceptions shown therein and any survey required shall be delivered to Tenant no later than 14 business days after the Contract is executed.  Tenant’s objections thereto, if any, must be made no later than 7 business days after receipt.

(v)                                 Closing under the Contract will be scheduled on the first business day following 30 days after the Contract is fully executed, and prior to Closing Tenant’s occupancy of the Premises shall continue to be subject to the terms and conditions of this Lease, including the terms setting forth Tenant’s obligation to pay rent.  Closing shall take place at the offices of the title company, which will be selected by Landlord.

(vi)                              (vi)                              Tenant shall be required, as a condition to its rights under the Contract, to deposit earnest money with the title company equal to ten percent (10%) of the purchase price for the Premises no later than 10 business days after execution of the Contract.

(c)                                  Tenant’s rights under this Section are subject to the conditions that no Event of Default by Tenant exists at the time Tenant receives the Proposal from Landlord or at the time Tenant is to sign the Contract.  Tenant’s rights under this Section shall also be subject to the condition that Tenant does not assign this Lease to any party other than a Related Entity; it being agreed that no assignee or subtenant of Tenant other than a Related Entity shall have the right to purchase the Premises under the terms of this Section.  Further, if Tenant enters into a Contract and fails to close in a timely manner for any reason whatsoever other than Landlord’s default under the Contract (including any failure to close because of title objections by Tenant), Tenant shall have no further rights under this Section; and if such failure constitutes a default by Tenant under the Contract, it shall also constitute an Event of Default by Tenant under this Lease.  Under no circumstances whatsoever will Landlord be required to incur any cost to cure any title objections by Tenant in connection with any sale of the Premises (other than the satisfaction of any monetary lien or other monetary encumbrance created or caused by Landlord and any encumbrance requiring Tenant’s consent under Section 3(m)).

Section 38.                                      Miscellaneous.

(a)                                  This Lease inures to the benefit of and binds each of the parties and their respective successors and assigns.

(b)                                 All section headings and captions used in this Lease are purely for convenience and do not affect the interpretation of this Lease.

(c)                                  All Exhibits referenced in this Lease are incorporated in and made a part of this Lease, even if they are not physically attached to this Lease.

(d)                                 This Lease will be governed by and interpreted in accordance with the laws of the State where the Premises are located, and the parties submit to the jurisdiction of any appropriate state court within that State for adjudication of disputes arising from this Lease.

(e)                                  Except as otherwise provided, the parties may amend this Lease only by means of written agreements signed on behalf of Tenant and Landlord by their respective authorized signatories.

(f)                                    This Lease supersedes all prior understandings, representations, negotiations, and correspondence between the parties and constitutes the entire agreement between them with respect to the matters described in this instrument.  No course of dealing, course of performance, or usage of trade will modify or affect this Lease.

(g)                                 The invalidity, illegality, or unenforceability of any provision of this Lease will not affect or impair the validity, legality, and enforceability of the remaining provisions.

(h)                                 The failure of either party at any time to require performance by the other of any provision of this Lease will not affect that party’s right to enforce that provision, nor will the waiver by either party of any breach of any provision of this Lease constitute a waiver of any further breach of the same provision or any other provision.

(i)                                     The parties may execute this Lease in any number of counterparts and all those counterparts taken together will constitute a single agreement.  Facsimile signatures provided by any party to this Lease will be treated as original signatures of the party providing the facsimile signature.

(j)                                     All notices, demands, requests, approvals, or other communications required or permitted under this Agreement must be in writing and, unless personal delivery is effected earlier, will be deemed delivered: (i) three business days after deposit in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, on a business day; or (ii) one business day after delivery to any nationally-recognized overnight delivery service on a business day for prepaid delivery on the next business day; or (iii) on the business day sent, if sent by facsimile (and the sending facsimile generates a written confirmation of sending) or e-mail prior to 4:00 p.m., Rock Hill, South Carolina time, with a confirming copy being sent by one of the other specified methods on the same business day; in each case addressed as follows:

If to Landlord:

KDC-Carolina Investments 3, LP
c/o Koll Development Company
8411 Preston Road, Suite 700
Dallas, Texas 75225
Attention:  Tobin C. Grove, President
Fax:  (214) 373-3108
E-mail:             tgrove@kolldevelopment.com

with a copy to:

Munsch Hardt Kopf & Harr, P.C.
3800 Lincoln Plaza
500 N. Akard Street
Dallas, Texas 75202
Attention:  Robert H. Voelker
Fax:  (214) 978-4379
E-mail: rvoelker@munsch.com

If to Tenant:

3D Systems Corporation
26081 Avenue Hall
Valencia, CA 91355

Attention:      Robert M. Grace, Jr, Vice President,
General Counsel and Secretary

Fax: (661) 294-7966
E-mail:  GraceB@3DSystems.com

with a copy to:

Kennedy Covington Lobdell & Hickman, LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, NC 28202
Attention:  Peter McLean
Fax: (704) 353-3121
E-mail:  pmclean@kennedycovington.com

A party may change the address to which it wishes notices to be sent by delivering notice of the change of address to the other party in accordance with the terms of this Section 38(j).

(k)                                  Except as provided below, Tenant may not seek to satisfy any judgment that Tenant obtains against Landlord by reason of the negligence of Landlord or any of its shareholders, partners, directors, officers, agents, employees, or contractors or Landlord’s failure to perform any of the obligations it has undertaken under the terms of this Lease from any source other than Landlord’s interest in the Premises including all insurance and condemnation proceeds and the revenue generated by the operation of the Premises and no asset of any shareholder, director, officer, employee, or agent of Landlord or any of the successors or assigns of any of the foregoing will be subject to attachment or execution to satisfy the judgment.  Notwithstanding any provision of this Lease apparently to the contrary, Tenant may also satisfy any final, non-appealable judgment against Landlord related to this Lease by setting off the amount of the judgment against Base Rent the amount of the judgment.

(l)                                     If Landlord or Tenant is a corporation, partnership, or limited liability company, each individual executing this Lease on behalf of that party represents and warrants that that party is a duly formed and existing entity qualified to do business in South Carolina, that that party has full right and authority to execute and deliver this Lease, that each person signing on behalf of that party is authorized to do so, and that all necessary corporate or partnership action has been taken.

(m)                               Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular.

(n)                                 This Lease may be executed in one or more counterparts, each of which shall constitute an original, but all of which, taken together, shall be considered one and the same agreement.

(o)                                 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LEASE, ARISING OUR OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION BETWEEN THE PARTIES OR ANY EXERCISE BY ANY PARTY OF ANY OF ITS RESPECTIVE RIGHTS UNDER THIS LEASE OR IN ANY WAY RELATING TO THE PREMISES.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS LEASE.  THIS WAIVER SURVIVES THE EXPIRATION OR TERMINATION OF THIS LEASE.

(p)                                 The term “business day” when used herein shall mean all calendar days other than Saturdays, Sundays and any days on which banks in Dallas, Texas are not open to transact business with customers.

Section 39.                                      Time of Essence.

Time is of the essence with respect to this Lease.  If the final day of any period of time described in this Lease is a Saturday, Sunday or a legal holiday under the laws of the United States or the State where the Premises are located, that period is extended to the next day that is not a Saturday, Sunday or legal holiday.

Section 40.                                      Validity of Agreement.

This Lease will not be valid or bind Landlord or Tenant unless an authorized signatory of Landlord or Tenant has signed it on behalf of the respective party.

Section 41.                                      Incentives.

Tenant expects to receive certain economic incentives and/or entitlements (collectively, the “Incentives”) from the State of South Carolina, the City of Rock Hill, South Carolina, York County, South Carolina and from perhaps other sources as well, in connection with the construction of the Improvements and the location of Tenant’s business within the City of Rock Hill, South Carolina, and as between Tenant and Landlord, Tenant shall be entitled to the sole and exclusive benefit of each of such incentives and entitlements.  Landlord shall cooperate to the extent Tenant reasonably requests and at no cost to Landlord, with Tenant, the RHEDC, the City, the County and the State in order to satisfy any condition established in connection with Tenant’s receipt of the benefit of the Incentives, including, without limitation, entering into any required agreements, supplying any necessary information, executing required forms, and any other actions that are required to enable Tenant to receive the benefit thereof.  Tenant agrees to indemnify, defend and hold harmless Landlord from any cost, loss, expense or liability that Landlord may incur by reason of assisting Tenant in securing the Incentives, and Tenant shall promptly pay Landlord’s reasonable legal fees associated therewith. The parties intend that Tenant and not Landlord will receive all economic benefits derived from participation in such programs, both in connection with the initial development of the Improvements as well as from any future expansion thereof.  A listing of certain of the possible sources of such incentives and/or entitlements is set forth in Exhibit J attached hereto.

[Signature pages follow.]

The parties have signed this Lease on the date first above written.

LANDLORD:

KDC-CAROLINA INVESTMENTS 3, LP,
a Delaware limited partnership

By:	KDC-Carolina Investments 3 GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	Koll Development Company I, LP,
a Delaware limited partnership,
its Sole Member

		By:	SWV, LLC,
a Delaware limited liability
company,
its General Partner

			By:	/s/ Tobin C. Grove
Tobin C. Grove,
President

TENANT:

3D SYSTEMS CORPORATION,
a Delaware corporation

By:			/s/ Robert M. Grace. Jr.
Name:	Robert M. Grace, Jr.
Title:			Vice President, General Counsel & Secretary

EXHIBIT A

THE LAND

A-1

All that certain piece, parcel or tract of land lying and being situated in the City of Rock Hill, York County, South Carolina and being more fully described as follows:

Beginning at a corner on the northern right of way of S.C. Highway No. 161, also being on the south end of a sight triangle with Overview Road, thence along the right of way of S.C. Highway No. 161, N 52°07’00”W, 525.10 feet to a #4 Rebar Found, thence leaving said right of way along a common line with The Links at Waterford LLC property N 01°25’36” E, 573.51 feet to a #4 Rebar Found, thence N 18°08’27” W, 381.33 feet to a #4 Rebar Found, thence N 12°51’15 E, 62.13 feet to a #4 Rebar Found, thence N 58°12’58” E, 480.00 feet to a #4 Rebar Found, thence S 43°42’44” E, 594.87 feet to a #4 Rebar Set, thence S 58°07’31” E, 440.71 feet to a #4 Rebar Found, thence S 34°12’26” W, 169.41 feet to a #4 Rebar Found on the right of way of Overview Drive, thence with said right of way S 33°52’56” W, 370.64 feet to a Nail in Concrete Found, thence S 85°48’52” W, 44.85 feet to a #4 Rebar Found, thence S 34°36’37” W, 66.05 feet to a #4 Rebar Found, thence S 05°52’44” E, 46.10 feet to a #4 Rebar Found, thence S 34°35’19” W, 62.10’ feet to a Nail in Concrete Found, thence S 37°28’42” W, 200.00 feet to a Nail in Concrete Found, thence S 34°37’49” W, 174.91 feet to a #4 Rebar Found at the beginning of a sight triangle with S.C. Highway No. 161, thence with the sight triangle S 85°53’07” W, 52.64 feet to the Point of Beginning.

Said Tract containing 1,074,111 Square Feet, 24.66 Acres.

[OVERALL SITE PLAN INTENTIONALLY OMITTED]

A-1

EXHIBIT B

PRELIMINARY PROJECT PLANS AND SPECIFICATIONS

B-1

CONTRACT DOCUMENT LOG - DRAWINGS

3-D SYSTEMS

3-D SYSTEMS DESCRIPTION	DRAWING	LATEST ISSUE (DATE)	ORIGINAL ISSUE (DATE)	LATEST REVISION	SUPPLEMENT	COMMENTS
COVER SHEET	GOOI	18-Jan-06	18-Jan-06
CIVILS
COVER SHEET	0001	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
OVERALL SITE PLAN	C100	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
GRADING PLAN	C200	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
STORM DRAINAGE PLANS	C300	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
DRAINAGE AREA MAP	C400	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
OVERALL EROSION CONTROL PLAN	C500	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
EROSION CONTROL DETAILS	C700	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
EROSION CONTROL DETAILS	C701	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
SITE DETAILS	C800	27-Dec-05	23-Dec-05	1		PER ROCK HILL CITY COMMENTS
STRUCTURALS
GENERAL NOTES	S001	18-Jan-06	18-Jan-06
FOUNDATION & FLOOR SLAB PLAN	S101	18-Jan-05	18-Jan-05
ROOF FRAMING PLAN & HIGH ROOF FRAMING PLAN	5201	18-Jan-06	18-Jan-06
FOUNDATION SECTIONS & DETAILS	S301	18-Jan-06	18-Jan-06
FRAMING SECTIONS & DETAILS	S401	18-Jan-06	18-Jan-06
ARCHITECTURALS
ILLUSTRATIVE SITE PLAN	A101	18-Jan-06	18-Jan-06
FIRST FLOOR SHELL PLAN	A102	18-Jan-06	18-Jan-06
ROOF PLAN	A103	18-Jan-06	18-Jan-06
ELEVATIONS	A201	18-Jan-06	18-Jan-06
WALL SECTIONS & DETAILS	A301	18-Jan-06	18-Jan-06
WALL SECTIONS & DETAILS	A302	18-Jan-06	18-Jan-06
WALL SECTIONS & DETAILS	A303	18-Jan-06	18-Jan-06
STAIR DETAILS	A501	18-Jan-06	18-Jan-06

“EXHIBIT B”

SCOPE OF WORK

DIVISION I - GENERAL REQUIREMENTS

SECTION 01010 - SUMMARY OF THE WORK

I.                                                                                         GENERAL SCOPE

A.                                   The Project shall consist of a 79,785 square foot 18’clear height production facility which includes R&D, Warehouse and Lab space (SHELL ONLY). Buildings will utilize a structural steel frame with non-insulated tilt-up concrete wall panels designed to the desired heights.   See attached Site breakdown.

B.            The Scope of Work is in accordance with the requirements of all federal, state and local regulations, laws and codes.

II.                                                                                     DESIGN/ENGINEERING

A.                                   Architectural design services will be provided by Merriman Schmitt Architects; WGPM Design Inc will provide Structural; PBSJ will provide Civil drawings.

B.                                     Plumbing, HVAC, Fire Protection and Electrical design shall be provided by design/build subcontractors under Choate’s supervision and control.

C.                                     Design is based upon a site class “D” designation as defined the International Building Code. This proposal is based upon current material prices. Due to the volatility of the raw and scrap steel market all material pricing will be adjusted based upon material prices at the time of order and prior to contract award.

III.                                                                                 DESIGN CRITERIA

A.                                   Architectural Design Criteria

(1)                                  Construction plans and specifications shall be prepared based on this Scope of Work.

B.                                     Structural Design Criteria

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(1)                                  Foundations and structures below grade shall be designed for an assumed 4,000 psf bearing.

(2)                                  Foundation depths are at an assumed depth of 1’-4” below finished grade except in areas noted for future truck court where the foundation and wall panels will extend an additional 4’ below slab on-grade

(3)                                  Roof framework shall be designed for live load as required by local building codes.

(4)                                  Exterior walls shall be designed for bearing load and wind load as required by building codes.

SECTION 01095 - REFERENCED STANDARDS AND DEFINITIONS

I.                                                                                         DEFINITIONS

A.                                   General:  Definitions in this Section are not necessarily complete, but are general to the extent that they are not defined more explicitly elsewhere in this document.

B.                                     “Indicated”:  Means as set forth on the Drawings or elsewhere in the Specifications and refers to graphic representations, notes or schedules on the Drawings or other Paragraphs or Schedules in Specifications, and similar requirements in this document.

C.                                     Terms such as “Shown”, “Noted”, “Scheduled”, and “Specified”:  Such terms are used to help locate the reference; no limitation on location is intended except as specifically noted.

D.                                    “Furnish”:  Means “supply and deliver to the Project Site, ready for unloading, unpacking, assembly, installation, and similar operations”.

E.                                      “Install”:  Describes operations at Project Site including the actual “unloading, unpacking, assembly, erection, placing, anchoring, applying, working to dimension, finishing, curing, protecting, cleaning and similar operations”.

F.                                      “Provide”:   Means to “furnish and install”.

G.                                     “Allowance”: Should the final actual cost of the work be more or less than the Allowance, then the cost of the work shall be adjusted in accordance with the provisions of the contract for alterations and changes.

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II.                                                                                     CODES AND STANDARDS

A.                                   Updated standards:  When an applicable code or standard has been revised and reissued after the date of the code or standard upon which this document is based, all resulting modifications shall be considered Changes in the Work.

B.                                     Where acronyms or abbreviations are used in the Documents they mean the recognized name of the trade association, standards generating organization, authority having jurisdiction, or other entity applicable to the context of the text provision.

SECTION 01600 - MATERIALS AND EQUIPMENT

I.                                                                                         PRODUCTS

A.                                   Product Selection

1.                                       Where “or equal” or “approved equal” or similar terms are used in the Documents, such manufacturers, products, materials, equipment, or systems shall be selected by Choate and approved by the Landlord.

2.                                       Where a choice of color, pattern, or texture is available for a specified product or item of equipment, the choice shall be made from the manufacturer’s stock standards unless otherwise indicated in this document.

SECTION 01700 - PROJECT CLOSE-OUT

I.                                                                                         EXECUTION

A.                                   Final Cleaning

1.                                       The facility shall be delivered in a broom-clean condition.

2.                                       Glass shall be cleaned.

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DIVISION II - SITE WORK

SECTION 02200 EARTHWORK

I.                                                                                         SCOPE OF WORK

A.                                   Clear & grub all small undergrowth and haul off.

B.                                     Clear vegetation and topsoil and stockpile and redistribute on site.

C.                                     All rock and unsuitable soil will be disposed of on on-site.

D.                                    Grading of the site to achieve a balanced earthwork condition for the building pad and associated truck courts and parking areas. Onsite soil will be used as backfill material for retaining wall, loading dock walls and ramps. Landlord shall assume all subsurface risk.

E.                                      A $50,000 allowance will be carried for tap and meter fees

F.                                      Choate will perform a cursory survey of the site at a rate of 10 point per acre to confirm the topography that has been provided to in the Contract Documents as referenced in Exhibit E of the contract between Owner and Contractor.  This survey is being conducted within the first week the after site-work subcontractor mobilizes to the site.  The Owner will be provided a copy of our findings if a discrepancy is found to exist.

SECTION 02282 - SOIL TREATMENT

I.                                                                                         SCOPE OF WORK

A.                                   Soil poisoning for termite control is included under office slab only; if applicable.

II.                                                                                     SPECIFICATIONS

A.                                   An emulsible concentrate insecticide for dilution with water equal to “Dursban TC” shall be utilized in accordance with applicable codes and regulations.

SECTION 02500 - PAVING AND CURBS

I.                                                                                         SCOPE OF WORK

A.                                   Heavy duty paving is included at the truck driveways, truck areas, and Light duty at employee parking areas.

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B.                                     Fiber Reinforced (6”) Concrete paving with 4” stone base is included to 55’ out from the face of the building.

C.                                     24” concrete curb and gutter is included.

D.                                    Concrete sidewalks and stoops are included.

II.                                     SPECIFICATIONS

A.                                   Asphalt paving at employee parking lot shall consist of 6” stone base and 2” Type 1 asphalt.  All materials and installation shall be in accordance with NCDOT standards.

B.                                     Truck areas, truck drives shall receive 8” stone base and 2” Type H Binder and 1” of Type 1 - Bituminous surface course.

C.                                     Concrete paving shall be 6” thick, 4,000 PSI concrete, placed over compacted stone.  Paving shall be reinforced with synthetic fibers. Transfer dowels will be provided at all cold joint and saw joints will be provided 18’ o.c.

D.                                    Concrete sidewalks shall be 4” thick, non-reinforced            4000 psi non-reinforced concrete

SECTION 02700 - SITE UTILITIES

I.                                                                                         SCOPE OF WORK

A.                                   New storm sewer system consists of drain pipe, catch basins, junction boxes, downspout tie-ins, rip rap aprons, flared end sections, etc.

B.                                     Fire service line and hydrants are included per applicable code requirements.

C.                                     Domestic water service lines shall be provided as necessary for the proposed restrooms.

D.                                    Sanitary sewer laterals shall tie into existing sanitary manhole line located in wetlands area; Spacing of clean-outs along sanitary line shall not exceed 100’.

E.                                      All tap, connection, impact and meter fees are included as an allowance of $50,000.

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F.                                      Pits, vaults, etc. are included.

II.                                                                                     SPECIFICATIONS

A.                                   Water piping shall be AWWA C-900 PVC.

F.                                      Sewer piping shall be PVC.

SECTION 02900 - LANDSCAPING AND IRRIGATION

I.                                         Landscaping will be contracted and provided by Landlord. Landlord shall be responsible for meeting the requirements of the industrial park guidelines for landscaping installation.

DIVISION III - CONCRETE

I.                                         SCOPE OF WORK

A.                                   FOUNDATIONS

1.                                       Spread footings at building columns.

2.                                       Continuous strip footings at perimeter walls.

B.                                     SLABS ON GRADE

1.                                       A six inch thick slab is included in the Plant & Warehouse.

2.                                       A five inch thick slab is included in the Office area.

3.                                       A six inch thick slab is included at the truck court.

C.                                     TILT-UP CONCRETE WALL PANELS

1.                                       4,000 psi concrete wall panels are included around the entire building perimeter.

D.                                    MISCELLANEOUS CONCRETE

1.                                       Include concrete footings at steel pipe bollards at the dock doors.

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II.                                                                                     SPECIFICATIONS

A.                                    FOUNDATIONS

1.                                       Spread footings constructed of 3,000 psi concrete are included for all building columns and wall loading. Footing design shall be based upon a soil bearing capacity of 4,000 psf.

2.                                       Form work will be provided as required.  Concrete footings will not be cast in formwork when earth conditions are suitable for forming by “neat” cutting.

3.                                       Grade 60 reinforcing steel will be provided as required by final structural design.

B.                                    SLABS ON GRADE

1.                                       Warehouse/Manufacturing Area

a.                                       Slab on grade shall be 6” thick, constructed of 4,000 psi concrete and shall be un-reinforced.

b.                                      Slab shall be constructed over a 4” compacted stone.

c.                                       A 6 mil vapor barrier is not included below warehouse slabs.

d.                                      Construction/control joints will be provided at a maximum of 20 feet on center. Control joints shall be cut to 1/3 of the slab thickness. Construction joints shall be doweled.

e.                                       Floors will receive a 15% solids cure and seal compound.

f.                                         Slab shall be finished to a tolerance of FF30, FL25, per standards as designed.

g.                                      Isolation joints shall be provided to accommodate structural separation of floor slab on grade from other building elements as required.

2.                                       Office Area

a.                                       Slab shall be 5” thick, constructed of 4,000 PSI concrete and shall be un-reinforced

b.                                      Slab will be placed over a 4” stone sub grade.

c.                                       A 6 mil polyethylene vapor barrier will be placed under the slab.

d.                                      Floors will receive one coat of a curing and sealing compound.

e.                                       Slab will be finished to a tolerance of FF30, FL25, per standards as developed by The Face Company.

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f.                                         Isolation joints shall be provided to accommodate structural separation of floor slab on grade from other building elements as required.

g.                                      Perimeter insulation shall be 24” wide x 1” thick extruded Styrofoam insulation.

C.                                    TILT-UP CONCRETE WALL PANELS

A.                                   Panels shall be approximately 7.25” thick, 4,000 PSI normal weight non-insulated concrete wall panels.  Reinforcing pattern per structural engineer’s tilt drawings. Tilt-up wall panels shall have smooth hard trowel finish on the interior side of the panel, not a broom finish. Tilt-up brace and pick point holes will be covered with a plastic escutcheon

DIVISION V - METALS

SECTION 05120 - STRUCTURAL STEEL & MISCELLANEOUS STEEL

I.                                         SCOPE OF WORK

A.                                   Structural and miscellaneous steel.

1.               Columns

2.               Column Anchor Bolts

3.               Eave Angles

4.               Beam and Plate Lintels

5.               Steel Stairs at Dock

6.               Joist Bearing Plates

7.               Edge angle

8.               Sill angles at docks. .

9.               Clips for Tilt Wall

10.         Embed plates @ joist bearing

11.         Clip angles @ joist bearing

12.         Embed plates at footing and in wall panels

13.         Pipe bollards at overhead doors

14.         (1)  Caged ladder to roof.

15.         Overhead Door Frames

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II.                                                                                     PRODUCTS

A.                                   Structural steel for building columns and framing shall be designed, fabricated and erected in accordance with The American Institute of Steel Construction’s current publication, “Specification for the Design, Fabrication and Erection of Structural Steel for Buildings”.

B.                                     Structural steel shall be power-tooled cleaned and shop primed.

C.                                     Generally field connections shall be high-strength bolts.

SECTION 05210 - STEEL JOISTS AND JOISTS GIRDERS

I.                                                                                         SCOPE OF WORK

                A.                                   Joists and joist girders with bridging and necessary accessories.

II.                                                                                     PRODUCTS

A.                                   Steel joists and joist girders for building roof framing shall be designed, fabricated, and erected in accordance with the Steel Joists Institute’s recommendations.

B.                                     Steel joists and joist girders shall be shop primed.

SECTION 05310 - STEEL DECK

I.                                                                                         SCOPE OF WORK

A.                                   Type “B” steel decking factory primed.

II.                                                                                     PRODUCTS

A.                                   Roof deck shall be painted steel 1½” depth, fluted. Configuration shall be wide rib with ribs spaced at 6” centers, with “nesting” edges.

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DIVISION VI - WOOD AND PLASTICS

SECTION 06100 - ROUGH CARPENTRY

I.                                                                                         SCOPE OF WORK

A.                                   Furring, nailers, blocking and secondary framing members will be provided for application of finished materials and construction of special features.

B.                                     Wood nailers and blocking as required for installation of roofing and flashing are included.

II.                                                                                     PRODUCTS

A.                                   Dimension lumber

1.                                       Wood nailers, blocking and secondary framing members shall be Standard grade Southern Pine or Douglas Fir.

2.                                       Structural light-framing members shall be No. 2 Grade.

C.                                     Wood treatment

1.                                       Preservative treatment shall be provided for:

a.                                       Wood members and connection with roofing and flashing

b.                                      Wood members in contact with masonry and concrete.

2.                                       Fire retardant treatment shall be provided for items required by building codes.

DIVISION VII - THERMAL AND MOISTURE PROTECTION

SECTION 07200 - BUILDING INSULATION

I.                                                                                         GENERAL

A.                                   Roof insulation shall be as described in Section 07530.  Single-Ply Membrane Roofing.

B.                                     Wall insulation, as required by North Carolina Building Codes.

C.                                     Batt insulation in the office upfit at the office/warehouse common wall to 10’-0” height.  Also, batt insulation in the walls at toilet areas.

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SECTION 07270 - FIRESTOPPING

I.                                                                                         SCOPE OF WORK

A.                                   Fire stopping shall be provided at all penetrations through fire-rated walls and ceilings.  Fire stopping shall be provided by the trade making the penetration.

II.                                                                                     SPECIFICATIONS

A.                                   Fire stop sealant shall be the elastomeric or intumescent type, similar to Hilti Fire Stop system, or equal.

B.                                     Fire stop safing insulation shall be similar to Thermafiber Safing Insulation as manufactured by U.S. Gypsum, or equal.

C.                                     Fire stop devices shall be similar to fire stop sleeve system, as manufactured by Hilti, or equal.

SECTION 07530 - ROOFING

I.                                                                                         SCOPE OF WORK

1.                                       Roofing system shall be 45 mil, white, TPO mechanically fastened membrane with 2.1”/R15 rigid insulation.

2.                                       TPO flashing at the parapets will be a continuation of the field membrane.  Parapet height will be as indicated on the architectural drawings.

3.                                       Upon completion of the project, Firestone or Carlisle will issue a ten (10) year “Red Shield” labor and material warranty.

SECTION 07600 - FLASHING AND SHEET METAL

I.                                                                                         SCOPE OF WORK

A.                                   Flashings shall be provided for construction features normally flashed to retard water.

B.                                     Gutters and downspouts shall be provided at the sides of the building discharging onto splash block and into roof drain leaders.

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II.                                                                                     SPECIFICATIONS

A.                                   Except as otherwise described in these documents, flashings shall be the flexible sheet type.  Counter-flashings at the roofing systems shall be the flexible sheet-type.

B.                                     Fascias, gravel stops and copings shall be fabricated from 24 gauge galvanized steel.

C.                                     Gutters shall be fabricated from galvanized steel.  Downspouts shall be sheet metal.

D.                                    Flashings exposed to view shall have a painted finish.  This shall include gutters and downspouts.

E.                                      All gutters, downspouts and flashings to be prefinished shop formed NOT PAINT GRIP.

SECTION 07900 - JOINT SEALANTS

I.                                                                                         SCOPE OF WORK

A.                                   Caulking of exterior concrete and masonry walls control joints is included. Only on exterior side of tilt-up.

B.                                     Sealants required for storefront, glass and glazing shall be as specified in Section 08800, Glass and Glazing.

C.                                     Miscellaneous caulking such door frames, countertops, toilet fixtures, etc., to provide a proper finished appearance is included.

II.                                                                                     SPECIFICATIONS

A.                                   Exterior Joint Schedule

1.                                       Latex sealant shall be used to seal joints at exterior locations.

B.                                     Interior Joint Schedule (Windows, Doors)

1.                                       Latex sealants shall be used to seal joints at inside concrete wall surfaces.

2.                                       Silicone sealants shall be used to seal joints where humid conditions exist, such as kitchens, baths and showers.

3.                                       No slab-on-grade saw cut sealants are included.

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DIVISION VIII - DOORS AND WINDOWS

SECTION 08110 - WOOD AND STEEL DOORS AND FRAMES

I.                                                                                         GENERAL

II.                                                                                     SCOPE OF WORK

A.                                   Hollow metal doors and frames shall be provided as required by code.

III.                                                                                 SPECIFICATIONS

A.                                   Standard Steel Doors

1.                                       Exterior doors shall be 18 gauge steel face.  Doors shall be 1-3/4” thick.

B.                                     Standard Steel Frames

1.                                       Exterior frames shall be welded construction with mitered corners and shall be 16 gauge.

SECTION 08360 - SECTIONAL OVERHEAD DOORS

I.                                                                                         SCOPE OF WORK

A.                                   Three (3) 9’x10’ and one (1) 12’ x 14’ manual, insulated overhead sectional dock doors shall be provided.

B.                                     Door openings will be filled with a 24 gauge prime painted non-insulated sectional steel door. Door will be mounted on inside face of wall on a 2” angle track. Vertical lift to be manual push-up operation, no glass, includes weather stripping, and one inside slide bolt lock per door.

SECTION 08520 - ALUMINUM WINDOWS AND STOREFRONTS

I.                                                                                         SCOPE OF WORK

A.                                   An aluminum store-front system will be used on the office façade. Approximately 5100 sqft of storefront windows have been included.

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II.                                                                                     SPECIFICATIONS

A.                                   Interior & Exterior aluminum framing and trim surfaces shall have clear anodized finish.

B.                                     Storefront framing shall be fixed type.  No operable windows are included.

C.                                     Office storefronts shall be Kawneer #350 or equal with a clear anodized aluminum finish.

D.                                    Glass units shall be 1” insulated tinted glass.

SECTION 08700 - FINISH HARDWARE

I.                                                                                         SCOPE OF WORK

A.                                   Finish hardware is included for the warehouse hollow metal doors.

B.                                     Automatic operators are not included.

DIVISION IX - FINISHES

SECTION 09250 - GYPSUM DRYWALL

Note: No interior Gypsum is included at this time.

SECTION 09900 - PAINTING

II.                                     SCOPE OF WORK

A.           Paint finishes shall be applied to surfaces as indicated in the preliminary drawings.  Surfaces concealed from view, factory finished items and surfaces where the natural finish is obviously not intended to be painted shall not be painted.

II.             SPECIFICATIONS

A. Paint coats, including primer, for exterior surfaces shall be:

Substrate	Type of Coating	No. of Coats
Tilt-up wall panels	acrylic latex	2

B.             Paint coats, including primer, for exterior surfaces shall be latex based.

C.             In general, piping, conduit, and ductwork shall not be painted.

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DIVISION XI - EQUIPMENT

SECTION 11160 - LOADING DOCK EQUIPMENT

I.                                                                                         SCOPE OF WORK

A.                                   Loading dock equipment is excluded. This will be a part of the upfit allowance.

MECHANICAL, ELECTRICAL, PLUMBING and FIRE PROTECTION

III.         PLUMBING, ELECTRICAL, FIRE PROTECTION:

The Plumbing, Electrical, and Fire Protection system will consist of:

                                                A.                                   Underground and service only.

                                                B.                                     There is no HVAC included at this time

The Mechanical, HVAC, Fire Protection and Electrical work is for underground and service only.  MEP design will be addressed and included at the time at the up-fit.

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EXHIBIT C

PRELIMINARY TENANT IMPROVEMENT PLANS AND SPECIFICATIONS

[TO BE ADDED UPON COMPLETION OF SUCH PLANS AND SPECIFICATIONS]

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EXHIBIT D

TENANT ALLOWANCES

(a)                                  “Project Costs” means any and all costs (individually, a “Project Cost”) incurred by Landlord with respect to constructing the Improvements and leasing the Premises to Tenant, including without limitation, the purchase price paid by Landlord for the Land and all due diligence expenses, closing costs and legal fees incurred in connection therewith, all legal fees and other expenses incurred in connection with this Lease, all hard and soft costs related to the construction of the Improvements, all taxes and insurance costs for the Premises, and all costs associated with any loans procured in connection with acquisition of the Land and construction of the Improvements (e.g., loan commitment and other lender fees and expenses and interest payments and other loan carrying costs); provided that Project Costs shall be reduced by all Incentives received by Landlord [including without limitation the $150,000 to the extent received by Landlord from the City of Rock Hill for a drainage easement upon the closing of the acquisition of the Land (the “Drainage Easement Payment”)], including the costs set forth in the Development Budget separately agreed upon by the Landlord and the Tenant (the “Development Budget”).

(b)                                 The Development Budget contains a category entitled “Landlord Fixed Costs” and a category entitled “Tenant Allowances.” The Tenant Allowances are comprised of allowances provided to Tenant for various components of the Project. Tenant, in its sole discretion, may utilize the Tenant Allowances for any Project Costs, in Tenant’s discretion, but the aggregate total of the Tenant Allowances may not exceed the total Tenant Allowances portion of the Development Budget, and Landlord shall not be obligated to fund the cost of any Tenant Allowances in excess of the amount set forth in the Development Budget, subject, however to the provisions of the last paragraph of Exhibit F hereof.

(c)                                  If Tenant elects not to use all of the Tenant Allowances portion of the Development Budget, then any unused balance of the Tenant Allowances portion of the Development Budget shall reduce Base Rent as set forth on Exhibit F, and the Amended Project Costs shall be acknowledged by Tenant and Landlord on Exhibit E.

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EXHIBIT E

FORM OF TENANT ACKNOWLEDGMENT LETTER

KDC-Carolina Investments 3, LP

c/o Koll Development Company

8411 Preston Road, Suite 700

Dallas, Texas 75225

Attn:  Tobin C. Grove, President

Re:                               Acknowledgment Letter with respect to that certain Lease Agreement (the “Lease”) dated            , 2006, by and between KDC-Carolina Investments 3, LP (“Landlord”) and 3D Systems Corporation (“Tenant”)

Gentlemen:

This letter constitutes the Acknowledgement Letter required under Section 4(c) of the Lease.  All capitalized terms used but not otherwise defined in this Acknowledgment Letter have the meanings assigned to them in the Lease.

Tenant accepts the condition of the Premises in accordance with the Lease, and Tenant hereby certifies to Landlord’, as follows:

1.                                       The Commencement Date is                 , 2006.

2.                                       The Expiration Date is                          , 2021.

3.                                       The first Lease month is                                 .

4.                                       The total amount of the Amended Project Costs is $                      .

5.                                       The annual Base Rent is as follows:

Lease Period	Monthly Base Rent

Months 1-3	No Base Rent

Months 4-60	$

Months 61-120	$

Months 121-180	$

6.                                       The Lease is unmodified and in full force and effect and there are no outstanding notices of default to Tenant’s obligations or Landlord’s obligations under the Lease.  To the best knowledge of Tenant, there is no default under the Lease and no event has occurred, which with the giving of notice or the passage of time, or both, will become such a default, or, if any, except as follows:  (If none, so state)

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7.                                       Tenant has not assigned, pledged, hypothecated or otherwise transferred the Lease, except as follows:  (If none, so state.)

8.                                       As of the date hereof, Tenant currently has no claim against Landlord for any right of offset, deferment, abatement, or default or right of counterclaim or defense to the payment of Base Rent or any other monies due under the Lease, except as follows:  (If none, so state.)

9.                                       There are currently no disputes under or in connection with the Lease between Landlord and Tenant, except as follows:  (If none, so state.)

EXECUTED as of the date first above written.

3D SYSTEMS CORPORATION

By:
Name:
Title:

AGREED AND ACCEPTED this

       day of                , 2006:

KDC-CAROLINA INVESTMENTS 3, LP,

a Delaware limited partnership

By:	KDC-Carolina Investments 3 GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	Koll Development Company I, LP,
a Delaware limited partnership,
its Sole Member

		By:	SWV, LLC,
a Delaware limited liability company,
its General Partner

By:
Tobin C. Grove, President

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EXHIBIT F

BASE RENT ADJUSTMENTS

The Base Rent set forth in Section 5 has been calculated based upon the total Project Costs set forth in the Development Budget, and shall be subject to adjustment (increase or decrease, as the case may be) in accordance with the provisions of this Exhibit F.  As used herein, the following definitions apply:

“Scope Change” means (i) any change requested by Tenant to the Project Improvements and any “value engineering” changes to the Improvements approved by Landlord and Tenant in writing, (ii) any change in the Improvements resulting from concealed site conditions under the Land, (iii) any unused portion of the Tenant Allowances line item of the Development Budget upon completion of the Improvements and any net increase or net decrease in the Tenant Allowances as a result of changes arising under the last paragraph of this Exhibit F,  and (iv) any third party out of pocket costs incurred by Landlord as a result of the Landlord’s participation in the Incentives Agreement.  As to Scope Changes under subparagraph (i) above (other than those relating to Tenant Improvements, which are governed by the last paragraph of this Exhibit F), Landlord agrees to reasonably grant its approval to such Scope Changes provided that such Scope Changes do not in Landlord’s reasonable opinion (a) in the aggregate increase the Development Budget of the Improvements by more than $80,028, or (b) materially and adversely affect the marketability, tenantability or functionality of the Building.

“Scope Change Cost” means 100% of any increase or decrease, as the case may be, in the Project Costs as a result of the Scope Changes described in subparagraphs (i), (iii) and (iv) above plus 50% of any increase or decrease, as the case may be, in the Project Costs as a result of a Scope Change described in subparagraph (ii) above.

“Incentives” means any amount of Incentives received by Landlord (other than the $150,000 received by Landlord at closing of the acquisition of the Land and which is already reflected in the Development Budget), and which Landlord retains pursuant to Section 4(c) of this Lease. The Land component of the Development Budget reflects a reduction for the Drainage Easement Payment and to the extent that the Drainage Easement Payment is not received the “amount of Incentives received by Landlord” under this paragraph shall be reduced on a dollar-for-dollar basis (resulting in an increase to the Project Costs and an increase in the Base Rent based on the calculation set forth below).

On or before sixty (60) days after the Commencement Date, but in any event not later than the date of execution of the Acknowledgment Letter, the parties will use all reasonable efforts to determine the net change to Project Costs by subtracting the Incentives from the amount of the Scope Change Costs and shall either add any net positive amount of such changes to, or deduct any net negative amount of such changes from, the total Project Costs agreed to by Landlord and Tenant on the Development Budget (as opposed to the actual Project Costs expended on the Project, which shall not be used for this purpose) (the resulting amount being hereinafter referred to as the “Amended Project Costs”), and shall amend the monthly Base Rent set forth in

F-1

Section 5(a) of this Lease by multiplying such Amended Project Costs by a rent constant of 8.25% (the “Rent Constant”), increasing the annual Base Rent derived therefrom by 6% at the end of each 60-month period during the Initial Term, as set forth in Section 5(a), and calculating each monthly Base Rent payment by dividing the resulting annual Base Rent by 12. Base Rent shall also be adjusted at that time for any changes in the Building Square Footage pursuant to Section 2(k).

The Base Rent will also increase as a result of any Tenant Delay that results in an increase in the actual Project Costs. Such increase in the Base Rent shall be equal to the increase in the actual Project Costs multiplied by the Rent Constant. Tenant will also be entitled to a credit to Base Rent first becoming due as a result of any delay in the Substantial Completion Date provided for in Section 5(a) of this Lease and be subject to other adjustments as provided for in this Lease.  With the consent of the parties, any such adjustment may be implemented by a cash payment of the amount due to the other party or by a credit against payments of rent first becoming due.

Landlord and Tenant acknowledge that the Final Tenant Improvement Plans and Specifications have not yet been completed, and that the ultimate cost of constructing such Tenant Improvements based on such Final Tenant Improvements Plans and Specifications may be more than the amount of the Tenant Allowances. The parties shall cooperate in the development of the Final Tenant Improvement Plans and Specifications as provided in Section 2(d), and in determining the cost thereof, and if the amount thereof shall exceed the amount of the Tenant Allowances set forth in the Development Budget, and if Landlord determines that the marketability, tenantability and functionality of the Building would not be materially adversely affected thereby, Landlord shall as promptly as possible seek approval of its lender of the funding of such excess amounts, and Landlord shall propose to Tenant the terms on which Landlord would be willing to fund the excess costs of the Tenant Allowances (which may be either the same or different than the economic terms of this Lease), and if Landlord and Tenant agree to such proposal they shall enter into an amendment to this Lease. If Landlord or Landlord’s lender are unwilling to fund such excess costs, or if Landlord and Tenant cannot agree on the terms of such amendment to this Lease, Tenant shall have the right to fund all or such portion of such excess costs as it shall determine in its sole discretion, and Base Rent shall not be adjusted as a result of such Tenant expenditures.

F-2

EXHIBIT G

KNOWLEDGE INDIVIDUALS

The following knowledge individuals are acting solely in their capacity as officers, agents, or employees of Landlord or an affiliate of Landlord, are in no manner expressly or impliedly making any representations or warranties in their individual capacities, and have no personal liability in connection with this Lease:

Larry Wilson - Koll Development Company
Scott Ozymy - Koll Development Company
Wayne Angel - Koll Development Company
Mike Rosamond - Koll Development Company

G-1

EXHIBIT H

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[Cover page for 10 pages]

H-1

WHEN RECORDED RETURN TO:

Craig B. Anderson, Esq.
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201

SUBORDINATION, NONDISTURBANCE AND
ATTORNMENT AGREEMENT

THIS AGREEMENT made this     day of February, 2006, among GUARANTY BANK, a federal savings bank (hereinafter called “Lender”), 3D SYSTEMS CORPORATION, a Delaware corporation (hereinafter called “Tenant”), and KDC-CAROLINA INVESTMENTS 3, LP, a Texas limited partnership (hereinafter called “Landlord”).

W I T N E S S E T H  T H A T:

WHEREAS, Lender is now or will be the owner and holder of a Mortgage, Security Agreement, and Fixture Filing (hereinafter called the “Security Instrument”), dated February     , 2006, recorded in Volume         , Page         of the Real Property Records of York County, South Carolina, initially covering the land described in Exhibit A attached hereto and made a part hereof and the buildings and improvements thereon [such land and improvements, less any applicable portion(s) of such land comprising “Expansion Land” (as defined in the Lease) as may be released from the Security Instrument from time to time, pursuant to the terms of the Lease, hereinafter collectively called the “Mortgaged Premises”] securing the payment of a promissory note in the stated principal amount of $8,466,000, payable to the order of Lender;

WHEREAS, Tenant is the tenant under Lease Agreement (hereinafter called the “Lease”) dated January     , 2006, by and between Landlord and Tenant, covering certain property (hereinafter called the “Demised Premises”) consisting initially of all of the Mortgaged Premises; and

WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender, Landlord and Tenant hereby agree and covenant as follows:

Section 42.                                      Subordination.  The Lease and the rights of Tenant thereunder now are, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

Section 43.                                      Non-Disturbance.  So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of Rent (as defined in the Lease) or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed, (ii) the Lease is in full force and effect, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Premises as provided in Paragraph 3, then (a) Tenant’s possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Security Instrument.

Section 44.                                      Attornment.  If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender or other purchaser of the Mortgaged Premises, who shall succeed to the rights and duties of Landlord, and Tenant.  In such event, Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease.  Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto.  Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Tenant.  Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

Section 45.                                      Obligations and Remedies.  If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of Rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant’s part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord.  Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:

(a)                                  for any act or omission of any prior landlord (including Landlord) which constitutes a default or breach of the Lease; provided, however, nothing herein shall be deemed to be a waiver of Tenant’s rights or remedies in the event such act or omission is of a continuing nature, such as, for example, Landlord’s failure to fulfill a repair obligation, and such default is not cured by Lender or such purchaser after Lender or such purchaser acquires the Mortgaged Premises (however, Lender or such purchaser shall in no event be liable for any tort claims which Tenant may have against Landlord or any claims for liquidated damages which may be owing by Landlord under the Lease); or

(b)                                 for any offsets or defenses which the Tenant might be entitled to assert against Landlord arising prior to the date Lender takes possession of Landlord’s interest in the Lease or becomes a mortgagee in possession, subject to Tenant’s continued right of offset for any default by Landlord which remains uncured provided notice of such default has been provided to Lender in accordance with the provisions of this Agreement; or

(c)                                  for or by any Rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) unless expressly required by the terms of the Lease; or

(d)                                 by any amendment or modification of the Lease made without Lender’s consent that (i) results in a reduction of Rent due and payable pursuant to the Lease, (ii) reduces the term of the Lease, (iii) provides for payment of Rent more than one month in advance, or (iv) materially increases Landlord’s obligations under the Lease; or

(e)                                  for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

(f)                                    for any portion of the Tenant Allowance (as such term is defined in the Lease) previously disbursed to Landlord by Lender pursuant to the Construction Loan Agreement executed by and between Landlord and Lender; or

(g)                                 for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

(h)                                 by any provision of the Lease restricting use of other properties owned by Lender, as landlord.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person’s or entity’s period of ownership.

Section 46.                                      No Abridgment.  Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of Rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.

Section 47.                                      Notices of Default to Lender.  Tenant agrees to give Lender a copy of any default notice sent by Tenant under the Lease to Landlord.

Section 48.                                      Representations by Tenant.  Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no Rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease with respect to Tenant or known by Tenant to exist with respect to Landlord; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the Rent due or to become due under the Lease.

Section 49.                                      Rent Payment.  If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all Rent directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord’s interest under the Lease.  Tenant further agrees to pay all Rent directly to Lender immediately upon Tenant’s receipt of written notice that Lender is exercising its rights to such Rent under the Security Instrument or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party.  Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents.  Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

Section 50.                                      Notice of Security Instrument.  To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument.

Section 51.                                      Landlord Defaults.  Tenant agrees with Lender that effective as of the date of this Agreement:  (i) Tenant shall not terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default (which notice may be given contemporaneously with Tenant’s notice given to Landlord or any such succeeding owner of the Mortgaged Premises), stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.  For purposes of this paragraph actions taken by Lender to foreclose the Security Instrument or otherwise gain possession of the Mortgaged Premises, if gaining possession of the Mortgaged Premises is required in order to cure such default, shall be considered actions undertaken to cure any default.  Notwithstanding the foregoing, if Landlord defaults in the performance of any of its obligations, covenants and warranties under the Lease which interferes with the ability of Tenant to reasonably implement its permitted use under the Lease or results in a real and imminent danger to the health or safety of the person or property of Tenant or any agent, employee, or invitee of Tenant, then, in such event, Tenant shall be entitled to exercise its rights of self-help and offset within the time periods set forth in the Lease provided all required notices have been given as set forth in the Lease.

Section 52.                                      Notice.  Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, addressed as follows:

To Lender:                                                                                      Guaranty Bank
8333 Douglas Avenue
Dallas, Texas 75225
Attention: Commercial Real Estate Lending Division

To Tenant:                                                                                     3D Systems Corporation
26081 Avenue Hall
Valencia, California 91355
Attention: Robert M. Grace, Jr.

To Landlord:                                                                           KDC-Carolina Investments 3, LP

c/o Koll Development Company

8411 Preston Road, Suite 700

Dallas, Texas 75225

Attention: Tobin C. Grove

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

Section 53.                                      Liability of Lender.  If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender, in its capacity as landlord under the Lease, shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the Mortgaged Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant’s remedies for the collection of a judgment or other judicial process requiring the payment of money by Lender, in its capacity as landlord, in the event of any default or breach by Lender, in its capacity as landlord, with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Lender, in its capacity as landlord, and any other obligation of Lender, in its capacity as landlord, created by or under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies.  Further, in the event of any transfer by Lender of the landlord’s interest in the Lease to a bona fide third party which expressly assumes the obligations of the landlord thereunder, Lender, including each of its partners, officers, affiliates, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of the landlord’s interest.

Section 54.                                      Right of First Offer.  Lender and Tenant agree that the rights of Tenant to purchase the Mortgaged Premises pursuant to Section 37 of the Lease shall not apply to a foreclosure sale of the Mortgaged Premises pursuant to the Security Instrument or a deed-in-lieu of foreclosure thereof; provided, however, such right to purchase shall continue and be binding on all persons or entities succeeding to the landlord’s interest under the Lease following such foreclosure sale or deed-in-lieu of foreclosure.

Section 55.                                      Modification.  This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 56.                                      Successor Lender.  The term “Lender” as used throughout this Agreement includes any successor or assign of Lender, any affiliate of Lender acquiring the Mortgaged Property at foreclosure or by deed-in-lieu of foreclosure, and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

Section 57.                                      Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective successors and assigns.

Section 58.                                      Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

Section 59.                                      Gender and Number.  Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

Section 60.                                      Applicable Law.  This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Premises is located and the law of the United States applicable to transactions within such state.

Section 61.                                      Counterparts.  This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this Agreement had signed the same signature page.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

SIGNATURE PAGES FOLLOW

SIGNATURE PAGE OF LENDER TO
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
DATED FEBRUARY     , 2006

GUARANTY BANK, a federal savings bank

By:
Name:
Title:

IN THE PRESENCE OF:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me this       day of            , 2006, by                     , as                   of Guaranty Bank, a federal savings bank, on behalf of said federal savings bank.  Such person did take an oath and:  (check one)

                                                                is personally known to me.

                                                                produced a current driver’s license as identification.

                                                                produced                          as identification.

Printed Name:
Notary Public:
Commission Expires:
Serial Number:

SIGNATURE PAGE OF TENANT TO
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
DATED FEBRUARY     , 2006

3D SYSTEMS CORPORATION, a Delaware corporation

By:
Name:
Title:

IN THE PRESENCE OF:

STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this         day of            , 2006, by                     , as                   of 3D Systems Corporation, a Delaware corporation, on behalf of said corporation.  Such person did take an oath and:  (check one)

                                                                is personally known to me.

                                                                produced a current driver’s license as identification.

                                                                produced                          as identification.

Printed Name:
Notary Public:
Commission Expires:
Serial Number:

SIGNATURE PAGE OF LANDLORD TO
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
DATED JANUARY     , 2006

KDC-CAROLINA INVESTMENTS 3, LP
a Texas limited partnership

	By:	KDC-Carolina Investments 3 GP, LLC
a Texas limited liability company,
its General Partner

		By:	Koll Development Company I, L.P.,
a Delaware limited partnership,
Its Sole Member

			By:	SWV, LLC, a Delaware
limited liability company,
Its General Partner

IN THE PRESENCE OF:

By:
Tobin C. Grove, President

STATE OF	§
§
COUNTY OF	§

The foregoing instrument was acknowledged before me this       day of            , 2006, by                     , as                   of                     , a                 , on behalf of said            as general partner of                     , a                  , on behalf of said                 .  Such person did take an oath and:  (check one)

                                                                is personally known to me.

                                                                produced a current driver’s license as identification.

                                                                produced                          as identification.

Printed Name:
Notary Public:
Commission Expires:
Serial Number:

EXHIBIT A

All that certain piece, parcel or tract of land lying and being situated in the City of Rock Hill, York County, South Carolina and being more fully described as follows:

Beginning at a corner on the northern right-of-way of S.C. Highway No. 161, also being on the south end of a sight triangle with Overview Drive, thence along the right-of-way of S.C. Highway No. 161, N 52º07’00” W, 525.10 feet to a #4 Rebar Found, thence leaving said right-of-way along a common line with The Links at Waterford LLC property N 01º25’36” E, 573.51 feet to a #4 Rebar Found, thence N 18º08’27” W, 381.33 feet to a #4 Rebar Found, thence N 12º51’15” E, 62.13 feet to a #4 Rebar Found, thence N 58º12’58” E, 480.00 feet to a #4 Rebar Found, thence S 43º42’44” E, 594.87 feet to a #4 Rebar Set, thence S 58º07’31” E, 440.71 feet to a #4 Rebar Found, thence S 34º12’26” W, 169.41 feet to a #4 Rebar Found on the right-of-way of Overview Drive, thence with said right-of-way S 33º52’56” W, 370.64 feet to a Nail in Concrete Found, thence S 85º48’52” W, 44.85 feet to a #4 Rebar Found, thence S 34º36’37” W, 66.05 feet to a #4 Rebar Found, thence S 05º52’44” E, 46.10 feet to a #4 Rebar Found, thence S 34º35’19” W, 62.10 feet to a Nail in Concrete Found, thence S 37º28’42” W, 200.00 feet to a Nail in Concrete Found, thence S 34º37’49” W, 174.91 feet to a #4 Rebar Found at the beginning of a sight triangle with S.C. Highway No. 161, thence with the sight triangle S 85º53’07” W, 52.64 feet to the Point of Beginning.

Said tract containing 1,074,111 Square Feet, 24.66 Acres.

EXHIBIT I

FORM OF ESTOPPEL CERTIFICATE

                     , 20

Re:                               Lease Agreement dated      , 2006, between KDC-Carolina Investments 3, LP, a Texas limited partnership (“Landlord”), and 3D Systems Corporation, a Delaware corporation (“Tenant”), (as amended, the “Lease”),                      Waterford Business Park, Rock Hill, South Carolina (the “Building”)

Dear           :

Tenant understands that                                  (“Purchaser”) is purchasing the Building from Landlord and Purchaser and Landlord are relying on this Estoppel Certificate.  Defined terms in the Lease have the same meanings in this Estoppel Certificate.

For $10 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tenant ratifies the Lease and certifies to Purchaser and Landlord that:

1.                                       Tenant (is/is not) occupying and conducting business in the Premises.

2.                                       As of the date hereof, the Base Rent under the Lease is $                  per month payable in advance on the first day of each calendar month.  Base Rent is paid through      1, 20   .

3.                                       The Lease is in full force and effect and Tenant has not assigned or subleased its interest in the Lease except as specified on Schedule A attached to this Estoppel Certificate.

4.                                       A true and correct copy of the Lease and all amendments thereto is attached as Schedule B to this Estoppel Certificate.

5.                                       The Lease is the entire agreement between Landlord and Tenant concerning the Premises.

6.                                       The Term expires on            , 20   .

7.                                       To Tenant’s actual knowledge, Landlord satisfied all of its obligations regarding the installation of Improvements, except as follows:

I-1

9.                                       To Tenant’s actual knowledge, no default by Landlord has occurred under the Lease and is continuing except as specified on Schedule A.

10.                                 Tenant is not entitled to any accrued abatements, setoffs, or deductions from Base Rent or Additional Rent under the Lease except as expressly set forth therein or as specified in Schedule A.

11.                                 No Base Rent has been paid more than one month in advance.

12.                                 There is no Security Deposit under the Lease.

3D SYSTEMS CORPORATION,
a Delaware corporation

By:
Name:
Title:

I-2

SCHEDULE A

TO

EXHIBIT I

1                                          List any assignments or subleases or state NONE:

2                                          List any defaults by Landlord that have occurred and are continuing or state NONE:

3                                          List any accrued abatements, setoffs, or deductions from Base Rent or Additional Rent to which Tenant is entitled at this time (other than those expressly set forth in the Lease) or state NONE:

Schedule A-1

SCHEDULE B

TO

EXHIBIT I

COVER PAGE FOR COPY OF THE LEASE AND ALL AMENDMENTS

Schedule B-1

EXHIBIT J

ECONOMIC DEVELOPMENT INCENTIVES
AND GOVERNMENTAL ENTITLEMENTS
3D SYSTEMS PROJECT IN WATERFORD BUSINESS PARK, ROCK HILL, SC

Any and all economic development incentives and governmental entitlements offered, given, granted, or to be offered, given or granted by any public or private utility (“Utility Company”), Rock Hill Economic Development Corporation (“RHEDC”), York County (the “County”), the City of Rock Hill (the “City”), the State of South Carolina (the “State”), any other governmental jurisdiction, and any department, agency or commission of the same, to 3D Systems Corporation in connection with the relocation of its corporate headquarters and manufacturing facility and the future expansion of the same in Waterford Development Business Park (the “Project”), including, but not limited, to a Fee-in-Lieu of Taxation Agreement under the Fee in Lieu of Tax Simplification Act of 1997 (the “Act”) or any other similar law or statute of the State; special source revenue credits or bonds under that Act or similar statutes; any industrial revenue bonds, if applicable; any property tax abatements or exemptions for “new” manufacturing and research and development facilities and additions, if applicable; Job Development Credits or Fees under the Enterprise Zone Act or any other similar statute of the State; grants of RHEDC and the City for infrastructure improvements and other development and relocation costs; Utility Company grants or loans, including but limited to a grant by Comporium Communications in the amount of its license fees credit; reimbursement for impact fees, building permit fees and water and sewer tap fees by the City in connection with its Growth Management Incentive policy; set aside funds as administered by the Coordinating Council for Economic Development of the South Carolina Department of Commerce (“DOC”) and any other grant or loan funds administered by the DOC; “C” road funds administered by the County; any grants for funding highway and other infrastructure improvements administered by the South Carolina Department of Highways and Public Transportation; any pass-through federal or State grant funds, including but not limited to Community Development Block Grants; and all benefits accruing to the capital costs of the Project, if any at all, from other economic development incentives and tax abatements as set forth in the South Carolina Tax Code, including but not limited to Jobs Tax Credits, Job Training Credits, Job Retraining Credits, Research and Development Credits, Corporate Headquarters, Research and Development Tax Credits, and tax credits under the Economic Impact Zone Act, if applicable.